Registration No. 333-_________



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                           NEXTPATH TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)


   NEVADA                            8711                       84-1402416
--------------          ----------------------------         -------------------
  (State of             (Primary Standard Industrial          (I.R.S. Employer
incorporation)                                               Identification No.)



                            1615 N. 24th West Avenue
                             Tulsa, Oklahoma 74127
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ROBERT WOODWARD
                            1615 N. 24TH WEST AVENUE
                              TULSA, OKLAHOMA 74127
                                 (918) 295-8289
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
             including area code, of registrant's agent for service)


                                   Copies to:

                              PHILIP B. SEARS, ESQ.
                            MCKINNEY & STRINGER, P.C.
                         101 NORTH ROBINSON, SUITE 1300
                          OKLAHOMA CITY, OKLAHOMA 73102
                                 (405) 272-1971


  Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE

Title of Each Class of     Proposed Maximum Aggrregate    Amount of Registration
   Securities to be          Offering Price (1)(2)(3)           Fee (1)(2)
      Registered
----------------------     ---------------------------    ----------------------
  Common Stock, par                $40,940,000                    $10,809
value $.001 per share
----------------------
(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(2) Based on the average of the high and low prices ($1.78) for the registrant's common stock as reported on the OTC Bulletin Board on July 27, 2000 in accordance with Rule 457(c) under the Securities Act.

(3) Includes approximately 21,000,000 shares offered by selling security holders and 2,000,000 shares offered by the Registrant (i) to be issued, from time to time, upon the exercise of outstanding options, warrants or rights, and (ii) to be issued, from time to time, in connection with business combination transactions (acquisitions).


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                           NEXTPATH TECHNOLOGIES, INC.
                              CROSS-REFERENCE SHEET

FORM S-1 ITEM NUMBER AND CAPTION               LOCATION OF CAPITON IN PROSPECTUS
--------------------------------               ---------------------------------

1.  Forepart of the Registration
    Statement and Outside Front Cover
    Page of Prospectus.........................Outside Front Cover Page

2.  Inside Front and Outside Back Cover
    Pages of Prospectus........................Inside Front and Outside Back
                                               Cover Pages

3.  Summary Information, Risk Factors and
    Ratio of Earnings to Fixed Charges.........Summary; Risk Factors

4.  Use of Proceeds............................Use of Proceeds

5.  Determination of Offering Price............Outside Front Cover Page

6.  Dilution...................................Dilution

7.  Selling Security Holders...................Selling Shareholders; Appendix A

8.  Plan of Distribution.......................Plan of Distribution

9.  Description of Securities to be
      Registered...............................Description of Our Capital Stock

10. Interests of Named Experts and Counsel.....Legal Matters; Experts

11. Information with Respect to the Registrant

    (a)   Description of Business..............Summary; Business

    (b)   Description of Property..............Business

    (c)   Legal Proceedings....................Legal Proceedings

    (d)   Market for Common Stock and Related
          Stockholder Matters..................Price Range of Our Common Stock;
                                               Description of our Capital Stock

    (e)   Financial Statements.................Index to Financial Statements

    (f)   Selected Financial Data..............Selected Pro Forma Consolidated
                                               Financial Data

    (g)   Supplementary Financial Information..Management's Discussion and
                                               Analysis of Financial Condition
                                               and Results of Operation

                                      (i)

FORM S-1 ITEM NUMBER AND CAPTION               LOCATION OF CAPITON IN PROSPECTUS
--------------------------------               ---------------------------------

    (h)   Management's Discussion and Analysis
            of Financial Condition and
            Results of Operation...............Management's Discussion and
                                               Analysis of Financial Condition
                                               and Results of Operation
    (i)   Disagreements with Accountants.......None

    (j)   Market Risk..........................Outside Front Cover; Risk Factors
                                               Range of Our Common Stock

    (k)   Directors and Executive Officers.....Management

    (1)   Executive Compensation...............Management

    (m)   Security Ownership of Certain
          Beneficial Owners and Management.....Security Ownership of Certain
                                               Beneficial Owners and Management

    (n)   Certain Relationships and Related
          Transactions.........................Management

12. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities................................Management










                                      (ii)

                   SUBJECT TO COMPLETION, DATED JULY 31, 2000

                                23,000,000 Shares

                           NextPath Technologies, Inc.

                                  Common Stock

        We prepared this prospectus primarily so that the Selling Shareholders identified in Appendix A to this prospectus can sell their currently restricted common stock in NextPath from time to time. We don't know if or when any of the Selling Shareholders will sell their common stock. We won't receive any portion of the proceeds from the sale of these shares by the Selling Shareholders. We also prepared this prospectus in order to register approximately 2,000,000 shares (i) to be issued, from time to time, upon the exercise of outstanding options, warrants or rights, and (ii) to be issued, from time to time, in connection with business combination transactions (acquisitions). For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" on page 65.

        Our common stock is quoted on the OTC Bulletin Board ("OTCBB") under the symbol "NPTK." On July 27, 2000, the last reported sale price of our common stock was $1.625 per share.

                  Investing in our common stock involves risks.
         You shouldn't purchase the common stock unless you can afford a complete loss.
                    See "Risks Factors" beginning on page 6.


        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                                                  Underwriting
                                                Price to Public  and Commissions
                                                ---------------  ---------------

Per Share:..................................... See Text Above   See Text Above
Total:.........................................

        The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is  July 31, 2000.

                                TABLE OF CONTENTS

                                                                            Page
Summary ...................................................................   3
Risk Factors ..............................................................   6
Forward Looking Statements ................................................  13
Use of Proceeds ...........................................................  13
Price Range of our Common Stock ...........................................  14
Dividend Policy ...........................................................  14
Dilution ..................................................................  15
Selected Pro Forma Consolidated Financial Data ............................  15
Management's Discussion and Analysis of Financial Condition
    and Results of Operations .............................................  15
Business ..................................................................  18
Changes in and Disagreement with Accountants on Accounting and Financial
  Disclosure ..............................................................  47
Management ................................................................  49
Security Ownership of Certain Beneficial Owners and Management ............  54
Description of Our Capital Stock ..........................................  56
Shares Eligible for Future Sale ...........................................  63
Selling Shareholders ......................................................  64
Plan of Distribution ......................................................  64
Federal Income Tax Considerations .........................................  66
Legal Proceedings .........................................................  70
Legal Matters .............................................................  71
Experts ...................................................................  71
Where You Can Find More Information .......................................  72
Index to Financial Statements .............................................  73
Appendix A: Selling Security Holders ......................................  75

                              ABOUT THIS PROSPECTUS

The terms "NextPath," "we," "our" and "us" refer to NextPath Technologies, Inc. and its subsidiaries and affiliates unless the context suggests otherwise. The term "you" refers to a prospective shareholder.

You shouldn't assume that the information in this prospectus or in any supplement is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus or that we have referred to you. We haven't authorized anyone to give you any other information.

                                     SUMMARY


        This summary highlights some information from this prospectus. Because it's just a summary, it doesn't contain all the information that may be important to you. You should read the entire prospectus before you decide whether to purchase our common stock.

Our Company

        We were organized as Petrogenics, Inc. under the laws of the State of Colorado on March 23, 1984. On May 12, 1997, we completed a change of domicile merger with FSC Holdings, Inc., a Nevada corporation, thereby changing our domicile from Colorado to Nevada and changing our name to FSC Holdings, Inc. On January 27, 1998, Compact Power International, Inc. merged with and into us. Pursuant to the Articles of Merger, our name was changed to Hyperion
Technologies, Inc. On July 22, 1999, we changed our name to NextPath Technologies, Inc. and our OTC Bulletin Board trading symbol from "HYPE" to "NPTK." On November 11, 1999, we were the surviving corporation in a merger with Epilogue Corporation and became a reporting company under the Securities Exchange Act of 1934 as a result of the merger.

        We are a development stage holding company that identifies, acquires and manages what we believe to be state-of-the-art technology companies that together form a community of shared resources. We are organized into four operating groups as follows: Precision Technologies Group, Internet and E-Commerce Group, Environmental Technologies Group and Health Products Group.

        Our principal executive offices are located at 1615 N. 24th West Avenue,
Tulsa, Oklahoma 74127.  Our telephone number is (918) 295-8289.   Our fax number
is (918) 295-2160.

Our Business

        We are currently engaged, or intend to be engaged, in the following businesses:

        o We design, develop, manufacture and market positioning devices known as gimbals.

        o     We design and market motion control systems.

        o     We design and market laser communication technology.

        o We bottle and market alkaline and electrolyte enhanced premium water products

        o We are involved in the commercialization and marketing of the certified mail technology using the Internet to send certified mail within the continental United States, Alaska and Hawaii.

        o We are engaged in the commercialization and marketing of the certified mail technology using the Internet to send certified mail outside the continental United States, Alaska and Hawaii.

        o    We will develop energy and agro economic systems technology.

        o We will design, engineer, fabricate, own, sell, lease and operate systems which convert waste products to energy

        o We will design, engineer, fabricate, own, operate, market and sell systems which remove waste products from soil and water.

Our Operating Results

        We don't have any significant operating history other than that of our wholly owned subsidiaries. For the first six months of 2000, we incurred a net loss of $9,174,442. However, due to the sale of certain assets of our subsidiary, Willow Systems, Inc., to Corning Incorporated on July 21, 2000, we anticipate incurring a net loss of $1,922,112 for the seven month period ended July 31, 2000. In 1999, we incurred a net loss of $36,768,153. In 1998, we incurred a net loss of $528,142. See our Consolidated Financial Statements.

Our Growth Strategy and Plan of Operations

        Our goal is to enhance shareholder value by increasing cash flow, earnings and the value of our common stock. To successfully reach our goal, we believe we must implement the following growth strategy and plan of operations for the foreseeable future:

       o We must continue to identify, pursue, close and capitalize acquisitions that provide attractive investment opportunities, particularly where we can add value through our technical expertise.

       o    We must effectively integrate our businesses and technologies.

       o    We  must  grow  our  business  nationally   and  internationally  by
            effectively developing, marketing and expanding our products and services and our market base.

       o We must continue to identify, attract, retain and motivate qualified personnel.

       o    We must continue to identify and secure sources of working capital.

        In view of our working capital needs, we will need to raise or borrow additional funds during the foreseeable future to meet the expenditures required for operating our business. We are actively engaged in negotiations with debt and equity sources and we will continue to pursue all such options on an aggressive basis.

The Offering


Common Stock to be Offered by Selling
Shareholders..............................Approximately 21,000,000 shares

Common Stock to be Issued by the Company..2,000,000 shares

Common Stock to be Outstanding After
this Offering.............................45,125,775 shares of Common Stock
                                          30,000,000 shares of Class A Common
                                          Stock

Voting Rights.............................Each Share of common Stock is entitled to one vote.  Class A Common Stock has
                                          no voting rights.

Use of Proceeds...........................We will not receive any portion of the proceeds from the sale of these shares

OTC Bulletin Board symbol.................NPTK


Risk Factors

        You should consider carefully the information set forth under the caption "Risk Factors" beginning on page 6 and all other information set forth in this prospectus before you decide whether to invest in our common stock.

Summary of Pro Forma Consolidated Financial Data

        Prior to our merger with Compact Power International on January 27, 1998, we had no operating history. Since that merger, we have been involved primarily in activities related to the acquisition of our subsidiaries. Our subsidiaries also have limited operating histories. Sagebrush Technology, Inc.
(NM) was incorporated on April 1, 1991; Willow Systems Limited (NM) was incorporated on May 23, 1996; Essentia water, Inc. (WA) was incorporated on June 30, 1998; and Laser Wireless, Inc. was incorporated on March 2, 1998, but was inactive until May of 1999.

        The following sets forth selected consolidated financial data for the periods indicated. The selected consolidated financial data were derived from, and should be read in conjunction with, our Consolidated Financial Statements:

                              INCOME STATEMENT DATA
                              ---------------------

                                                           Fiscal Year
                                            -----------------------------------
                            6 Months Ended
                             June 30, 2000      1999          1998       1997
                            --------------  -----------    ---------   --------
Revenue                       $2,545,493    $   356,157    $      -     $    -
Cost of Goods                  1,722,883        235,788           -          -
Gross Profit                     822,610        120,369           -          -
Expenses                       9,997,052     33,079,957     528,142
Net Loss from Operations                    (32,958,588)          -          -
Net Loss                      (9,174,442)   (36,768,153)   (528,142)         -
Net loss Per Share                 (0.13)         (2.22)      (.069)     (.000)

                               Balance Sheet Data
                               -------------------
                                                           Fiscal Year
                                            -----------------------------------
                            6 Months Ended
                             June 30, 2000      1999          1998       1997
                            --------------  -----------    ---------   --------
Total Assets:                 $37,822,044    25,411,450       3,359
Total Liabilities:              9,470,165     4,047,553    (114,951)
Net Worth (Deficit):           28,351,879    21,363,897    (111,592)


                                  RISK FACTORS


        YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. THESE ARE NOT THE ONLY RISKS AND UNCERTAINTIES FACING US. THERE MAY BE ADDITIONAL RISKS AND UNCERTAINTIES THAT WE ARE NOT PRESENTLY AWARE OF OR BELIEVE ARE NOT MATERIAL. THESE RISKS COULD ADVERSELY AFFECT OUR BUSINESS OPERATIONS. IF ANY OF THESE RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD SUFFER. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD FALL, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                  Risks Associated With Our Financial Position

We have a limited operating history.

        We don't have any significant operating history other than that of our wholly owned subsidiaries. We currently derive all of our revenue from the operations of our wholly owned subsidiaries and from our other investments. During 1999 and for the first six months of 2000, most of our efforts have been directed toward identifying potential acquisitions and the negotiation and closing of acquisition agreements with our subsidiaries. We intend to continue to identify and pursue acquisitions which provide attractive investment opportunities, particularly when we can add value through our technical expertise. Our operating expenses are comprised of our general and administrative overhead and the expenses of our subsidiaries.

        We intend to provide our subsidiaries with sufficient funds so that they can grow their businesses nationally and internationally by effectively developing, marketing and expanding their products, services and market base. However, absent an infusion of equity capital or financing on terms acceptable to us, we do not believe that we have the liquidity and capital resources necessary to operate our business and those of our subsidiaries for the foreseeable future. We are actively engaged in negotiations with debt and equity sources and we will continue to pursue all such options on an aggressive basis.

        Our operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of our concepts, market awareness, dependability of our distribution networks, and general economic conditions. There is no assurance that we will achieve our expansion goals and the failure to achieve those goals would have an adverse impact on us.

We are currently operating at a loss.

        Until our acquisition of Sagebrush  (December,  1999), Willow (November,
1999), LaserWireless (October, 1999) and Essentia (January, 2000), we had no operations or revenues and we borrowed funds or sold our securities to begin our operations and fund our acquisitions. In 1999, we incurred a net loss of $36,768,153. In 1998, we incurred a net loss of $528,142. For the first six months of 2000, we incurred a net loss of $9,174,492. However, due to the sale of certain assets of our subsidiary, Willow Systems, Inc., to Corning Incorporated on July 21, 2000, we anticipate incurring a net profit of $1,922,112 for the seven month period ended July 31, 2000. Our ability to develop operations is dependent upon our ability to acquire companies for which we will need to raise capital through the placement of our securities or from other debt or equity financing. If we are not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail operations. There is no assurance that we will be able to continue to operate if additional sales cannot be generated.

We may need additional liquidity and capital resources.

        We believe that our existing working capital, the anticipated revenues of our subsidiaries, and the anticipated revenues from our other investments will be sufficient to fund our cash requirements and capital needs for the next six months. The extent of additional financing needed will depend on the success of our business and our ability to identify and pursue additional acquisitions that provide attractive investment opportunities. While to the extent possible we intend to fund future acquisitions primarily with our common stock, most acquisitions require that a portion of the consideration be in the form of cash. If we significantly increase the operations of our subsidiaries or our acquisitions beyond planned levels or if our revenues are lower than anticipated, our cash needs will be increased. In addition, our future capital requirements will depend on a number of other factors, including the level of our product research and development, the level of market acceptance of our goods and services, and the feasibility and extent of international expansion.

            Business Factors That May Adversely Affect Our Operations

We will be subject to marketing uncertainties.

        While we believe that our products will fill a niche in the marketplace, our management has limited experience in the marketing of our products. Significant additional expenditures, management resources and time will be required to develop a sales force. We can't be sure that we'll be successful in developing a sales force, establishing a market, or penetrating the existing markets for any products we may develop. If we can't develop marketable products or if we fail to market our products successfully, our business will be adversely affected.

Competition from larger and more established companies may hamper marketability.

        We and our subsidiaries may face intense competition from similar, more well-established competitors, including national, regional and local companies possessing substantially greater financial, marketing, personnel and other resources and we and our subsidiaries may not be able to market or sell our products if faced with direct product competition from these larger or more established companies.

Our patents and trademarks may be essential to our success.

        Notwithstanding any potential registration of patents and certain trade names with the United States Patent and Trademark Office, there is no assurance that we or our subsidiaries will be able to enforce our patents and trademarks. There is also no assurance that we will be able to prevent competitors from using the same or similar products, names, marks, concepts or appearances of our subsidiaries or that we will have the financial resources necessary to protect our marks against infringing use.

We may not be able to finance acquisitions.

        In transactions in which we agree to acquire a company for cash, we may have to locate financing from third-party sources such as banks or other lending sources or we may have to raise cash through the sale of our securities. There is no assurance that such funding will be available to us when required to close a transaction or available on terms acceptable to us.

LaserWireless' business involves the use of lasers.

        LaserWireless utilizes lasers. Although the lasers are of relatively low power and are intended to be located in unpopulated areas such as rooftops, and although the laser devices are marked with "hazard" signs, there can be no assurance that passersby will not cross the path of a laser, causing damage to the eyes or causing other health hazards.

There may be unforeseen risks of acquired companies.

        Companies that may be acquired by us or with which we enter into business relationships may face competition from more-established or better financed companies. In addition, any one or more of these companies may produce or manufacture equipment, technology or other goods that pose inherent risks in production or operation. It is impossible to foresee these risks herein, but we will consider such risks before entering into any business combination.

Our acquisition program may lead to uncertain liabilities.

        We are currently engaged in an active acquisition program. Although we evaluate all potential acquisitions, the acquisition of going concerns could potentially lead to the acquisition of the target company's liabilities, including patent and trademark infringement claims, product liability claims, breach of contract claims, or shareholder derivative claims. There can be no assurance that any companies that we acquire will be free of potential liabilities.

We must keep pace with rapid technological changes to remain competitive.

        Our markets are relatively new and evolving. We anticipate that, as the markets mature, they will be subject to technological change, new services and product enhancements. Accordingly, our success may depend in part upon our ability to keep pace with continuing changes in technology and consumer preferences while remaining price competitive. Our failure to develop technological improvements or to adapt our products and services to technological change on a timely basis could, over time, seriously harm our business, financial condition and results of operations and our ability to achieve sufficient cash flow to fund our operations.

We will be subject to governmental regulation.

        Businesses, especially those engaged in manufacturing, are subject to various federal, state and local government regulations which may be changed from time to time in response to economic or political conditions. Legal requirements are frequently changed and subject to interpretation. We can't predict the ultimate cost of compliance with these requirements or their effect on our operations. We also can't predict whether existing laws or regulations, as currently interpreted or as reinterpreted in the future, or future laws and regulations, will materially and adversely affect the results of our operations and financial condition. A violation of these laws may give rise to significant liabilities on our part to governmental and third parties and may require us to incur substantial costs.

There are many risks associated with doing business in international markets.

        As of now, we sell our products exclusively within the United States. However, we believe that a substantial foreign market exists for our products. We have no experience in operating in international markets. While we anticipate that our international operations will become increasingly significant to our business, international transactions pose a number of risks, including:

        o     failure of customer acceptance

        o regulatory delays or disapprovals with respect to our products and services

        o     competition from potential and current businesses


        o     exposure to exchange rate risks

        o     restrictions on the repatriation of funds

        o     political instability

        o     adverse changes in tax, tariff and trade regulations

        o     difficulties with foreign distributors

        o difficulties in staffing and managing an organization spread over several countries, including language and cultural differences

        o     weaker  legal  protection   for  patent,   trademarks  and   other
              intellectual property rights

       o      problems in collecting accounts receivable

        These risks could seriously harm our business, financial condition, results of operations and ability to generate sufficient cash flow for our operations.

We depend on key personnel who may not continue to work for us.

        We are substantially dependent on the continued services of our key personnel, especially those in charge of each of our subsidiaries. If any of them were to die, become disabled, or otherwise leave us, we could face substantial difficulty in hiring a qualified successor. As a result, we could experience a loss in productivity while his successor obtains the necessary training and experience. In any event, we expect that we'll need to hire additional personnel. The competition for qualified personnel in the high tech area is intense. We may experience difficulties in hiring personnel with the right training or experience, particularly in technical areas. We don't maintain key man life insurance for any of our personnel. If we don't attract new personnel, or retain and motivate existing personnel, our business will be adversely affected.

We can't ensure Year 2000 Compliance.

        We don't expect that the Year 2000 Problem, or the cost of addressing the Year 2000 Problem, will have a material impact on our business, operations or financial condition, but we can't ensure Year 2000 compliance. See
"Management's Discussion and Analysis of Financial Condition and Results of Operations-Effects of Year 2000 on our Computer Programs and Systems."

Inflation and currency exchange rates may affect us.

        We don't believe that our operations will be materially affected by inflation. We currently purchase all materials used in our products in U.S. dollars. Future export sales, if any, will be in U.S. dollars. In the future, it is possible that our earnings will be affected by fluctuations in the value of the U.S. dollar against foreign currencies as a result of the sale of our products in foreign markets. For example, our exports could be adversely affected by the strengthening of the U.S. dollar relative to foreign currencies and conversely aided by a weakening U.S. dollar. To reduce those risks when and if the time comes, we'll manage and monitor our foreign exchange and interest rate risk.

                                Investment Risks

Our stock price has historically been volatile, which may make it more difficult for you to resell shares when you want at prices you find attractive.

        The trading price of our common stock has been, and may continue to be, subject to wild fluctuations. Since May 26, 1998, the closing sale prices of our common stock on the OTC Bulletin Board has ranged from $.75 to $25.00. The stock price may fluctuate in response to a number of events and factors such as:

        o quarterly variations in operating results, especially operating results below market expectations

        o announcements of technical innovations or new products or services by us or our competitors

        o changes in financial estimates and recommendations by securities analysts

        o the operating and stock price performance of other companies that investors may deem comparable

        o     news reports relating to us or trends in our markets

        o     industry  developments

        o     economic and other external  factors

        o     litigation o sales of common stock by existing holders

        o     loss of key personnel

        o the unauthorized posting and release of erroneous information concerning us and our subsidiaries in Internet chat rooms and other Internet sites

        In addition, the stock market is subject to other factors outside our control that can cause extreme price and volume fluctuations. Securities class action litigation and governmental investigation has often been brought or instituted against companies that experience volatility in the market price of their securities. Litigation brought against us could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, results of operation and financial condition.

        In addition, the securities markets have experienced significant price and volume fluctuations that are often unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our stock, regardless of our operating performance.

        Our directors and executive officers (1.5%) and significant shareholders (5% or greater) (19.4%) beneficially own 20.9% of our voting common stock; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price.

        As a result of their ownership, our officers, directors and significant shareholders collectively may be able to effectively control all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change of control of NextPath. In addition, sales of significant amounts of shares by these shareholders could adversely affect the market value of our common stock.

We don't expect to pay dividends in the foreseeable future.

        We haven't declared or paid any dividends on our common stock. We currently intend to retain any future earnings to fund our growth. Therefore, we don't expect to pay any dividends in the foreseeable future.

The future sale of shares may hurt our market price.

        Upon completion of the offering, we will have outstanding 44,482,775 shares of common stock and 30,000,000 shares of Class A common stock. Other than the shares of Class A common stock and some currently restricted stock that is not being registered under this prospectus, all of our common stock will be freely transferable without restriction under the Securities Act of 1933 immediately upon the effective date of the registration statement of which this prospectus is a part. If our stockholders sell, or if there is a perception that they may sell, substantial amounts of our shares of common stock in the public market following this offering, the market price of our common stock could fall. These sales or the perception that these sales may occur might also make it more difficult for us to raise equity capital in the future at times and prices that we deem appropriate. See "Shares Eligible for Future Sale."

Anti-takeover provisions could adversely affect the price of our common stock.

        Certain provisions of our Articles of Incorporation, Bylaws and Nevada law could make it more difficult for a third party to acquire control of us, even if a change of control might be beneficial to you. As we have adopted a shareholder rights plan, its provisions could also make it more difficult for a third party to acquire us, even if doing so would be beneficial to our shareholders. These provisions could adversely affect the price of our common stock.

We may be subject to penny stock regulations.

        Our common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can't assure you that our common stock will qualify for exemption from these restrictions. If our common stock is subject to the penny stock rules, its market liquidity could be adversely affected.

Issuance of future shares may dilute investors' share value.

        The Articles of Incorporation as amended of NextPath authorizes the issuance of 100,000,000 shares of common stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by us. The issuance of our shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market. See "Dilution."

                           FORWARD LOOKING STATEMENTS

There are risks that may make it difficult for us to achieve the outcomes predicted in our forward-looking statements.

        This prospectus contains statements that plan for or anticipate the future and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about future business plans and strategies and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "estimate," and the like. Because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied, including, but not limited to, our ability to obtain infusion of equity capital or financing on terms reasonably satisfactory to us, competition, changes in consumer trends, and competitors' marketing strategies. These forward-looking statements are based on our current expectations or those of the preparer of the statement. Please do not place undue reliance on the forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by those cautionary statements.

                                 USE OF PROCEEDS

        The proceeds from the sale of the common stock offered under this prospectus are primarily for the account of the Selling Shareholders and we will not receive any proceeds from the sale of the common stock by the Selling Shareholders. The proceeds from any issuance of our stock upon the exercise of outstanding options, warrants or rights is not expected to be material. Any shares which we issue in connection with business combination transactions (acquisitions) are not expected to result in the receipt of any material cash proceeds.

                         PRICE RANGE OF OUR COMMON STOCK

Market Information

        The following table sets forth the high and low closing bid prices per share of our common stock for each full quarterly period during the two most recent fiscal years as reported by the OTC Bulletin Board:

                                                                High      Low
                                                                ----      ---
        Year Ended December 31, 1998
                First Quarter ................................  $ N/A    $ N/A
                Second Quarter ...............................    .50      .38
                Third Quarter ................................    .44      .38
                Fourth Quarter ...............................    .63      .38
        Year Ended December 31, 1999
                First Quarter ................................  $1.00    $ .44
                Second Quarter ...............................   2.38      .88
                Third Quarter ................................   7.00     1.93
                Fourth Quarter................................  25.00     7.00
        Year Ended December 31, 2000
                First Quarter ................................ $25.06   $12.50
                Second Quarter ...............................  16.63     2.00

        Bid prices for the OTC Bulletin Board reflect inter-dealer prices, do not include retail mark-ups, mark-downs and commissions, and do not necessarily reflect actual transactions.

Holders

        As of July 27, 2000, there were approximately 1,240 shareholders of record of our common stock and one holder of our Class A common stock. On July 27, 2000, the last reported sale price of our common stock on the OTC Bulletin Board was $1.625 per share. Our Class A common stock is restricted as to transferability and is not traded.

                                 DIVIDEND POLICY

        We haven't declared or paid any dividends on our common stock and we don't anticipate declaring or paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to reinvest in our business. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then existing conditions, including our financial condition, results of operations, capital requirements, business prospects, and such other factors as the board deems relevant.

                                    DILUTION

        Holders of our common stock will not have the value of their shares diluted as a result of the sale of shares by the Selling Shareholders. We do not believe that holders of our common stock will have the value of their shares materially diluted as a result of (i) any shares we issue, from time to time, upon the exercise of outstanding options, warrants or rights, or (ii) any shares we issue from time to time, in connection with business combination transactions (acquisitions).

                      SELECTED CONSOLIDATED FINANCIAL DATA

        Prior to our merger with Compact Power International on January 27, 1998, we had no operating history. Since that merger, we have been involved primarily in activities related to the acquisition of our subsidiaries. Our subsidiaries also have limited operating histories.

        The following sets forth selected consolidated financial data for the periods indicated. The selected consolidated financial data were derived from, and should be read in conjunction with, our Consolidated Financial Statements:

                                                           Fiscal Year
                                            -----------------------------------
                            6 Months Ended
                             June 30, 2000      1999          1998       1997
                            --------------  -----------    ---------   --------
Revenue                       $2,545,493   $   356,157     $      -     $    -
Cost of Goods                  1,722,883       235,788            -          -
Gross Profit                     822,610       120,369            -          -
Expenses                       9,997,052    33,079,957      528,142
Net Loss from Operations                   (32,958,588)           -          -
Net Loss                      (9,174,442)  (36,768,153)    (528,142)         -
Net loss Per Share                 (0.13)        (2.22)       (.069)     (.000)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

        We don't have any significant operating history other than that of our wholly owned subsidiaries. We currently derive all of our revenue from the operations of our wholly owned subsidiaries and from our other investments. During 1999 and 2000, most of our efforts have been directed toward identifying potential acquisitions and the raising of sufficient capital to finance our operations and costs associated with the negotiation and closing of acquisition agreements with our subsidiaries. We intend to continue to identify and pursue acquisitions which provide attractive investment opportunities, particularly when we can add value through our technical expertise. Our operating expenses are comprised of our general and administrative overhead and the expenses of our subsidiaries.

        We intend to provide our subsidiaries with sufficient funds so that they can grow their businesses nationally and internationally by effectively developing, marketing and expanding their products, services and market base. However, absent an infusion of equity capital or financing on terms acceptable to us, we do not believe that we have the liquidity and capital resources necessary to operate our business and those of our subsidiaries for the foreseeable future. We are actively engaged in negotiations with debt and equity sources and we will continue to pursue all such options on an aggressive basis.

Results of Operations

        For the first six months of 2000, we incurred a net loss of $9,174,442. However, due to the sale of certain assets of our subsidiary, Willow Systems, Inc., to Corning Incorporated, on July 21, 2000, we anticipate incurring a net profit of $1,922,112 for the seven month period ended July 31, 2000. In 1999, we incurred a net loss of $36,768,153. In 1998, we incurred a net loss of $528,142. See our Consolidated Financial Statements.

        We are currently operating at a loss. Until the recent acquisition of Sagebrush, Willow, LaserWireless and Essentia, we had no operations or revenues and we borrowed funds or sold our securities to begin our operations and fund our acquisitions. Our ability to develop operations is dependent upon our ability to acquire companies for which we will need to raise capital through the placement of our securities or from other debt or equity financing. If we are not able to raise such financing or to obtain alternative sources of funding, management will be required to curtail operations. There is no assurance that we will be able to continue to operate if additional sales cannot be generated.

Liquidity and Capital Resources

        We believe that our existing working capital, the anticipated revenues of our subsidiaries, and the anticipated revenues from our other investments will be sufficient to fund our cash requirements and capital needs for the next six months. The extent of additional financing needed will depend on the success of our business and our ability to identify and pursue additional acquisitions that provide attractive investment opportunities. While to the extent possible we intend to fund future acquisitions primarily with our common stock, most acquisitions require that a portion of the consideration be in the form of cash. If we significantly increase the operations of our subsidiaries or our acquisitions beyond planned levels or if our revenues are lower than anticipated, our cash needs will be increased. In addition, our future capital requirements will depend on a number of other factors, including the level of our product research and development, the level of market acceptance of our goods and services, and the feasibility and extent of international expansion.

Competition from larger and more established companies may hamper marketability.

        We and our subsidiaries may face intense competition from similar, more well-established competitors, including national, regional and local companies possessing substantially greater financial, marketing, personnel and other resources. We may not be able to market or sell our products if faced with direct product competition from these larger or more established companies.

Patents, trademark protection and proprietary marks.

        Notwithstanding any potential registration of patents and certain trade names with the United States Patent and Trademark Office, there is no assurance that NextPath or its subsidiaries would be able to enforce against use of any of the proprietary products or marks of its subsidiaries. There is also no assurance that NextPath will be able to prevent competitors from using the same or similar products, names, marks, concepts or appearances of it or its subsidiaries or that it will have the financial resources necessary to protect its marks against infringing use.

Issuance of future shares may dilute investors' share value.

        Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by us. The issuance of our shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market.

Current trading market for the Company's securities.

        Our common stock is traded on the OTC Bulletin Board operated by Nasdaq under the symbol NPTK. The NASD has implemented a change in its rules requiring all companies trading securities on the OTC Bulletin Board to be registered as a reporting company. We were required to become a reporting company by the close of business on December 15, 1999. We effected the merger with Epilogue on November 11, 1999 and became a successor issuer thereto in order to comply with the reporting company requirements implemented by the NASD.

Possible inability to finance acquisitions.

        In transactions in which we agree to acquire a company for cash, we may have to locate financing from third-party sources such as banks or other lending sources or we may have to raise cash through the sale of our securities. There is no assurance that such funding will be available to us when required to close a transaction or if available on terms acceptable to us.

Effects of Year 2000 on our Computer Programs and Systems

        Many existing computer programs use only two digits to identify a year in the date field (for example, 12/31/99). These programs were designed and developed without considering the impact of the upcoming change in the century. The "Year 2000 Problem" includes erroneous result caused by computer software
(i)  incorrectly  reading the date "01/01/00" or any year after January 1, 2000;
(ii)  incorrectly  identifying  a date in the year 1999 or any year after  1999;
(iii) failing to detect that the Year 2000 is a leap year; and (iv) any other computer error that is directly or indirectly related to those possible problems. We've addressed the Year 2000 Problem relating to our business, our operations (including our operating systems) and our relationships with our customers and suppliers. Our review of our computer software applications didn't disclose any material Year 2000 Problem. We don't expect that the Year 2000 Problem, or the cost of addressing the Year 2000 Problem, will have a material impact on our business, operations or financial condition, but we can't ensure Year 2000 compliance.

                                    BUSINESS

Our Organizational History

        We were organized as Petrogenics, Inc. under the laws of the State of Colorado on March 23, 1984. On May 12, 1997, we completed a change of domicile merger with FSC Holdings, Inc., a Nevada corporation, thereby changing our domicile from Colorado to Nevada and changing our name to FSC Holdings, Inc. On January 27, 1998, Compact Power International, Inc. merged with and into us. Pursuant to the Articles of Merger, our name was changed to Hyperion
Technologies, Inc. On July 22, 1999, we changed our name to NextPath Technologies, Inc. and our OTC Bulletin Board trading symbol from "HYPE" to "NPTK." On November 11, 1999, we were the surviving corporation in a merger with Epilogue Corporation and became a reporting company under the Securities Exchange Act of 1934 as a result of the merger.

        We are a development stage holding company that identifies, acquires and manages what we believe to be state-of-the-art technology companies that together form a community of shared resources. We are organized into four operating groups as follows: Precision Technologies Group, Internet and E-Commerce Group, Environmental Technologies Group and Health Products Group.

Our Acquisitions

        During most of 1999 and 2000, we sought, negotiated and closed acquisition agreements with several target companies. The following is a summary of our acquisitions:

        o On June 12, 1999, we signed an Option Agreement with PriMedium, LLC. (the "PriMedium Transaction"). We are evaluating whether or not to enter into a definitive agreement and there can be no assurances that one will ultimately be consummated. See "Internet and E-Commerce Group-PriMedium, LLC."

        o On August 30, 1999, we purchased 666,666 Units in the capital of LATelco International, Inc. See "Investments."

        o On October 21, 1999, we acquired 1,000 shares of non-voting Series A Preferred Stock of United Paper, Inc., a Dallas, Texas based primary independent paper distributer. See "Investments."

        o    On October 18, 1999, we acquired LaserWireless, Inc.

        o On November 2, 1999, we acquired Willow Systems Limited and its subsidiaries, NextWave Photonics, LLC and Reflex LLC.

        o    On November 11, 1999, we acquired the Epilogue Corporation.

        o    On December 14, 1999, we acquired Sagebrush Technology, Inc.

        o    On January 21, 2000, we acquired Essentia Water, Inc.

        o On July 27, 2000, we acquired 20% of US Certified Letters, LLC ("USCL"), which has licensed, on an exclusive basis, the right to proprietary technology for transmitting any instruments by certified mail via the Internet or other medium (the "C-mail
             Technology") within the continential United States, Alaska and Hawaii (the "USCL Transaction").

        o On July 27, 2000, our wholly owned subsidiary, Global Certified Mail, Inc. ("GCM"), signed a License Agreement by which it licensed, on an exclusive basis, the C-mail Technology for use outside of the continential United States, Alaska and Hawaii in exchange for which GCM transferred 20% of its stock to the Licensor (the "GCM Transaction").

Other Transactions

        In addition to the acquisitions set forth in "Our Acquisitions," we entered into the following transactions:

        o On January 24, 2000, NES formed a limited liability company with Tetra Separation Systems, LLC named NextPath Separation Solutions, LLC.

        o Our wholly owned subsidiary, NextPath AES, Inc. ("NAES") has negotiated an Asset Purchase Agreement to acquire all of the assets of Agri-Covers, Inc., but a definitive agreement has not been signed pending funding by NAES.

        o On July 5, 2000, we signed a Letter of Intent to acquire certain assets of the Lewis Corporation.

        o On July 21, 2000, we sold the assets related to the servo controls and opto-electronic operations of Willow to Corning Incorporated for $15,000,000.

Our Business

        We are currently engaged, or intend to be engaged, in the following businesses:

        o We design, develop, manufacture and market positioning devices known as gimbals.

        o     We design and market motion control systems.

        o     We design and market laser communication technology.

        o We bottle and market alkaline and electrolyte enhanced premium water products.

        o We are involved in the commercialization and marketing of the certified mail technology using the Internet to send certified mail within the continental United States, Alaska and Hawaii.

        o We are engaged in the commercialization and marketing of the certified mail technology using the Internet to send certified mail outside the continental United States, Alaska and Hawaii.

        o     We will develop energy and agro economic systems technology.

        o We will design, engineer, fabricate, own, sell, lease and operate systems which convert waste products to energy.

        o We will design, engineer, fabricate, own, operate, market and sell systems which remove waste products from soil and water.

Our Growth Strategy and Plan of Operation

        Our goal is to enhance shareholder value by increasing cash flow, earnings and the value of our common stock. To successfully reach our goal, we believe we must implement the following growth strategy and plan of operations for the foreseeable future:

        o We must continue to identify, pursue, close and capitalize acquisitions that provide attractive investment opportunities, particularly where we can add value through our technical expertise.

        o     We must effectively integrate our businesses and technologies.

        o We must grow our business nationally and internationally by effectively developing, marketing and expanding our products and services and our market base.

        o We must continue to identify, attract, retain and motivate qualified personnel.

        o     We must continue to identify and secure sources of working capital

        In view of our working capital needs, we will need to raise or borrow additional funds during the foreseeable future to meet the expenditures required for operating our business. We are actively engaged in negotiations with debt and equity sources and we will continue to pursue all such options on an aggressive basis.

Our Proprietary Rights

        We regard the protection of our patents, trademarks, trade secrets, websites, and other proprietary rights as important to our success. We rely on a combination of patent, trademark, service mark and trade secret laws and contractual restrictions to protect our proprietary rights in technology, products and services. We have entered, and will continue to enter, into confidentiality and invention assignment agreements with our employees, consultants and contractors.

                         THE PRECISION TECHNOLOGY GROUP

In General

        The Precision Technologies Group (the "PTG") consists of three wholly owned subsidiaries: LaserWireless, Inc. ("LaserWireless"), located in Lancaster, Pennsylvania; Willow Systems, Inc. ("Willow"), located in Albuquerque, New Mexico; and Sagebrush Technology, Inc. ("Sagebrush"), located in Albuquerque, New Mexico. In turn, Willow owns NextWave Photonics, LLC and Reflex LLC and holds a stock position in Skycam Systems, Inc. Together, these entities design, engineer, manufacture, and market precision motion control systems, laser communications systems, and purpose-designed, precision-controlled imaging systems.

Sagebrush Technologies, Inc.

Overview

        Sagebrush is an engineering and manufacturing company specializing in providing innovative solutions based primarily on its patented Roto-Lok(R) rotary drive technology. Its principal executive offices are located at 10300-A Constitution, NE, Albuquerque, New Mexico 87112. Its telephone number is (505) 299-6623. Its website is www.sagebrushtech.com.

Growth Strategy and Plan of Operations

        Sagebrush designs, develops, manufactures and markets positioning devices. Its objective is to bring the latest technologies and best engineering talents together to address its clients' needs. Its business philosophy is to provide products that meet specifications, are safe to use, are kind to the environment, are fairly priced, and are delivered on time. Sagebrush's growth strategy will be to increase its production of positioning devices and other quality products and to expand its customer base through an aggressive advertising and marketing campaign to publicize its products. Key elements of its growth strategy include:

        Products. Sagebrush provides products, systems and Original Equipment Manufacture (OEM) activators for applications that require state of the art precision, smoothness, reliability and cost effective performance in all types of environments. Its specialties include:

        o     laser communications gimbal systems

        o     low earth orbit satellite tracking systems

        o     stabilized platforms and gimbals

        o     medical and industrial activators and turntables

        Gimbals are positioning devices. The mechanism that supports a telescope so it can look at all different parts of the sky is a typical gimbal. It is most often called a telescope mount but it can gimbal or swing in two axes, up and down and side to side. Most people have seen gyroscopes that are mounted in a gimbal arrangement so the gyroscope wheel stays oriented in the same direction even when the base of the gimbal is rotated. Gyroscopic gimbal systems are used in ships, airplanes, missiles and many other applications to indicate a stable reference plane, even when the vehicle is pitching, rolling or changing direction.

        Antenna positioners are the devices that point antennas at a target. Satellite antennas that are portable such as those used by the military, by the networks or by local television stations require positioners that can lay the antenna down flat during transit, then quickly raise it up and point it accurately at a satellite. The large surface area of an antenna acts as a sail in high winds. To keep the antenna pointed at the satellite, the antenna positioner must be extremely stiff. The Sagebrush Roto-Lok(R) rotary drive provides the stiffest drive currently available.

        Sagebrush manufactures and sells several innovative products including a 20 lb. capacity Model-20 Pan & Tilt Gimbal.

        Product Research and Development. Sagebrush believes that strong product research and development capabilities are essential to maintain a competitive edge with its products. Since inception, it has focused its research and development efforts on developing the finest gimbals and other positioning devices available. Its research and development efforts will continue.

        Target Market. A major part of Sagebrush's business is supplying rotary drive systems on an OEM basis for military, industrial, space, commercial, aerospace, medical and research applications. Its products can be provided to fit a customer's particular application.

        The basic idea of the Roto-Lok(R) drive is the essence of simplicity. But what this simplicity delivers to Sagebrush's customers is unparalleled performance and cost benefits that go right to their bottom line. For some customers the Roto-Lok(R) drive solution allows them to proceed with a project that otherwise might not be possible to complete - at any cost. For other customers, Roto-Lok(R) drive technology is providing a major advantage in their quest for superior quality and cost effectiveness.

        Sagebrush Technology. Sagebrush owns all rights to United States Patent No. 5,105,672 issued on April 21, 1992 and entitled "Rotary Drive Apparatus Having One Member with Smooth Outer Peripheral Surface." It also owns all title to the registered trademark "Roto-Lok," Serial No. 73-451065 (Registration No. 1347219) dated July 9, 1985.

        The Roto-Lok(R) rotary drive is an elegantly simple, yet powerful, technology that utilizes the averaging effect of many cables - each sharing the load - wrapped around a drive capstan and a driven drum. It was originally invented as an inexpensive way to rotate large observatory telescopes accurately and smoothly. Traditionally, precision gears have been used to position those loads. However, even the best gears suffer from high friction, drive irregularities and backlash, and they are expensive. They also require costly precision sealed housings to support the gears and their lubricants and to keep them clean. All Roto-Lok(R) rotary drive machined components are smooth and round, making the parts easy to produce. The many cables serve to average the rotation rate so that imperfections, dirt or other slight irregularities on a single cable or drum do not have a significant effect. This results in superb drive smoothness with no cogging or drive rate irregularity.

        The following are some of the many advantages and benefits of the Roto-Lok(R) rotary drive:

        o The load bearing elements (cables) are statically tensioned to increase the no-load stiffness of the drive. In a gear drive, that tensioning will create friction and shorten the useful zero-backlash life of the gears.

        o Many load bearing elements can be paralleled to meet the peak load requirements without significantly impacting the cost while simultaneously improving the precision of the drive.

        o The use of multiple cables virtually eliminates "cogging" found in traditional gear drives. Near-perfect smoothness can be attained with a properly designed drive because of the averaging effect of the many cables.

        o Where weight and power are at a premium, the Roto-Lok(R) drives excel because they produce superior performance along with a 60% to 70% savings in both weight and power. Because the drive is stiff and efficient, smaller motors, wiring and power supplies can be used.

        The three primary performance attributes of the Roto-Lok(R) rotary drive are its extremely high torsional stiffness, its high torque capacity, and its total freedom from backlash.

        Manufacturing Strategy. Sagebrush's ongoing manufacturing strategy will be designed to increase capacity, improve quality, and reduce costs. It plans to gradually increase its production in order to sustain its projected growth. In any given year, its ability to reach its targeted production level will depend upon, among other factors, its ability to (i) continue to realize production efficiencies at its existing production facilities through implementation of innovative manufacturing techniques and other means, (ii) successfully implement production capacity increases in its facility, and (iii) sell all of the products it can produce.

        Sagebrush will not manufacture any of the parts it needs to produce its products and it will have to rely on outside suppliers to provide them.

        Sagebrush's income projections are as follows:

                          Sagebrush Income Projections
                          ----------------------------
                                   2000        2001         2002        2003
                                   ----        ----         ----        ----
Net Sales                       $4,739,450  $5,269,750   $8,049,750  $8,199,750
Operating Costs and Expenses     5,894,168   4,681,178    7,043,531   7,051,785
                                 ---------   ---------    ---------   ---------
Income (Loss) From Operations   (1,154,718)    578,573    1,006,219   1,147,965
Other income (Expenses)                 --          --           --          --
Net Income (Loss)               (1,154,718)    578,573    1,006,219   1,147,965

        Marketing Strategy. Sagebrush will conduct an aggressive advertising and marketing campaign to publicize its products. Sagebrush believes that its potential customers can best be reached through advertising in trade shows, technical publications, direct marketing and on the Internet.

Sagebrush Facility

        Sagebrush's executive offices and manufacturing facility are located in a light industrial area in Albuquerque. They consist of approximately 5,960 square feet of leased space under a lease which expires in October 2001.

Competition

        Sagebrush believes that it is at the forefront in the design, development and manufacturing of positioning devices and related products. It emphasizes quality, reliability, cost-effectiveness and timely delivery. Nonetheless, other companies are engaged in the design, development and manufacturing of positioning devices and related products which may be competitive with Sagebrush's products. Many of those entities have substantially greater financial, technical, manufacturing, marketing, distribution or other resources than Sagebrush. Sagebrush's profitability will depend upon its ability to compete in its market area.

Product Liability

        The sale of its products may expose Sagebrush to product liability claims. It believes that its products are, and will be, safe and that it will be able to obtain product liability insurance at a reasonable cost. However, in the event of an uninsured or inadequately insured product liability claim, or in the event of an indemnification claim by a third party, Sagebrush's business and financial condition could be materially adversely affected.

Regulation

        Sagebrush's products and business may be subject to federal, state and local regulations, including environmental regulations. Sagebrush can't calculate exactly how much it will cost to comply with government regulation, but it will try to ensure that its facilities and products comply with all applicable regulations and standards. In any event, it doesn't think that the cost of compliance will materially affect its financial condition.

Management

        Sagebrush is currently managed by August Sanchez, its Vice President. Don Carson, the founder of Sagebrush and the inventor of the Roto-Lok(R) drive system with nearly 40 years experience developing precision mechanical and opto-mechanical systems for worldwide research, industrial, military, aerospace, medical and commercial customers, serves as a consultant to Sagebrush under a Consulting Agreement which expires in December, 2003.

Employees

        As of July 27, 2000, Sagebrush employed twenty-seven full-time employees and two part-time employees. None of Sagebrush's employees is represented by a union and management believes its employee relations are good.

Operating Results

        The following financial information summarizes the more complete historical financial information of Sagebrush contained elsewhere in this prospectus. The results in the following table do not necessarily indicate results Sagebrush will achieve in the future.

                           Sagebrush Operating Results
                           ----------------------------
                                                        Year Ended December 31,
                                        1999        1998       1997      1996
                                       ------      ------     ------     -----
Income Statement Data:
Revenues                        $1,759,350   $1,758,747   $ 658,191  $1,039,318
Cost of Goods Sold               1,099,071      906,665     417,071     781,760
Selling, General and
  Administrative                 1,277,323      743,845     362,010     300,267
Depreciation                        21,840       10,340       2,258       6,342
                                 ---------    ----------   ---------   ---------
Income (Loss) from Operations     (638,884)      97,907    (123,148)    (49,051)
Other Income (Loss)                 50,494      130,900      92,294     (11,642)
                                 ---------
Income (Loss) before Taxes        (588,390)     228,807     (30,854)    (60,693)
Deferred Tax Expense                14,882
Net Income (Loss)                 (603,272)     228,807     (30,854)    (60,693)
Accumulated Deficit, Beginning
   of Year                         (35,597)    (264,404)   (233,550)   (172,857)
Accumulated Deficit,
  End of Year                   $ (638,869)  $  (35,597)  $(264,404)  $(233,550)
                                 ==========   ==========   =========   =========
Balance Sheet Data
Total Assets (1)                $  735,281   $  282,734   $  62,106          (2)
Total Liabilities                1,248,438      318,191     326,370          (2)
Deferred Income Tax                 14,882            -           -
Common Stock                           140          140         140          (2)
Additional Paid-In Capital         110,690            -           -
Accumulated Deficit               (638,869)     (35,597)   (264,404)         (2)

--------------------------------

(1)     Net of accumulated depreciation and amortization.
(2)     Not available.

Willow Systems, Inc.

Overview

        Willow is an engineering and manufacturing company specializing in providing custom real-time motion control and electronics solutions. Its principal executive offices are located at 15100 Central Avenue SE, Albuquerque, New Mexico 87193. Its telephone number is (505) 299-2486. Its website is www.willowsystems.com.

        On July 21, 2000, we sold the assets of Willow related to its servo controls and opto-electronic operations to Corning Incorporated for $15,000,000. As only one full-time and one part-time employee of Willow remains, it is anticipated either additional employees will be hired or that the operations of Willow will merge with those of Sagebrush.

Growth Strategy and Plan of Operations

        Willow specializes in translating its customers' motion control requirements into reliable, custom hardware solutions. Its objective is to bring the latest technologies and best engineering talents together to address its clients' needs. Its business philosophy is to provide products that meet specifications, are safe to use, are kind to the environment, are fairly priced, and are delivered on time. Willow's growth strategy will be to increase its production of motion control devices and other quality products and to expand its customer base through an aggressive advertising and marketing campaign to publicize its products.
Key elements of its growth strategy include:

        Willow designs and markets custom motion control, robotics and electronics solutions with leading edge technologies in the areas of gimbals. Willow has the capability to translate real-time motion control requirements into reliable, hardware solutions, and its technologies have potential application in a wide range of businesses.

        Products.   Willow provides gimbals, camera and electro-optical systems.
Its specialties include:
        o     Gimbals and pedestals

        o     real-time control systems

        o     specialized board designs

        o     analog designs

        o     camera systems

        o     real-time micro controller, DSP, and state machine designs

        Product Research and Development. Willow believes that strong product research and development capabilities are essential to maintain a competitive edge with its products. Since inception, it has focused its research and development efforts on developing the finest motion control systems available. Its research and development efforts will continue.

        Target Market. A major part of Willow's business is supplying motion control systems on an OEM basis for military, industrial, space, commercial, aerospace, and motion picture applications. Its products can be provided to fit a customer's particular application.

        Willow uses focused system engineering approach to all of its projects. It is able to do this because it possesses a very broad range of expertise in all aspects of precision motion control and electro-optical systems, and in supporting engineering disciplines. Willow specializes in precision-engineered solutions - cutting-edge design, engineering, manufacturing, testing, and customer support - to provide maximum value for its customer's program dollar.

        Willow applies this systems approach using integrated product development teams. Each development team typically includes not only the internal engineering and management capabilities required for a project, but its customers and key suppliers as well. Regular technical interchange ensures that Willow remains focused on its customers' needs and provides timely visibility throughout the design process. Involvement of essential suppliers helps ensure that components and subsystems meet design parameters. This integrated product development approach helps to provide its customers with a product that is reliable, manufacturable, high-quality and that will test to the customer's specifications.

        Manufacturing Strategy. Willow's ongoing manufacturing strategy will be designed to increase capacity, improve quality, and reduce costs. It plans to gradually increase its production in order to sustain its projected growth. In any given year, its ability to reach its targeted production level will depend upon, among other factors, its ability to (i) continue to realize production efficiencies at its existing production facilities through implementation of innovative manufacturing techniques and other means, (ii) successfully implement production capacity increases in its facility, and (iii) sell all of the products it can produce.

        Willow will assemble its products; however Willow will not manufacture all of the parts it needs to produce its products and it will have to rely on outside suppliers to provide most of them.

        Willow's income projections are as follows:

        Willow Income Projections
        -------------------------
                              2000(1)     2001           2002           2003
                              -------     ----           ----           ----
Net Sales                             $20,164,000    $45,823,250    $91,726,000
Operating Costs and Expenses           18,066,944     40,920,162     61,636,140
                                       ----------     ----------     ----------
Income (Loss) From Operations           2,097,056      4,903,088     10,089,860
Other income (Expenses)                        --             --             --
Net Income (Loss)                       2,097,056      4,903,088     10,089,860

----------------------------

(1) Excluding proceeds from the sale of its assets and personnel related to its servo control and opto-electronic design operation to Corning Incorporated for $15,000,000 on July 21, 2000.

        Marketing Strategy. Willow will conduct an aggressive advertising and marketing campaign to publicize its products. Willow believes that its potential customers can best be reached through advertising in technical publications, trade shows and direct marketing and on the Internet.

Willow Facility

        Willow's executive offices and manufacturing facility are located in a light industrial area in Albuquerque. They consist of approximately 5,960 square feet of leased space under a lease which expires in October 2001.

Competition

        Willow believes that it is at the forefront in the design, development and manufacturing of motion control devices and related products. It emphasizes quality, reliability, cost-effectiveness and timely delivery. Nonetheless, other companies are engaged in the design, development and manufacturing of motion control devices and related products which may be competitive with Willow's products. Many of those entities have substantially greater financial, technical, manufacturing, marketing, distribution or other resources than Willow. Willow's profitability will depend upon its ability to compete in its market area.

Product Liability

        The sale of its products may expose Willow to product liability claims. It believes that its products are, and will be, safe and that it will be able to obtain product liability insurance at a reasonable cost. However, in the event of an uninsured or inadequately insured product liability claim, or in the event of an indemnification claim by a third party, Willow's business and financial condition could be materially adversely affected.

Regulation

        Willow's products and business may be subject to federal, state and local regulations, including environmental regulations. Willow can't calculate exactly how much it will cost to comply with government regulation, but it will try to ensure that its facilities and products comply with all applicable regulations and standards. In any event, it doesn't think that the cost of compliance will materially affect its financial condition.

Management

        Willow is currently managed by Herman Landau, President of the Precision Technologies Group.

Employees

        As of July 27, 2000, Willow employed one full-time employee and one part-time employee. None of Willow's employees is represented by a union and management believes its employee relations are good.

Operating Results

        The  following  financial  information   summarizes  the  more  complete
historical financial information of Willow contained elsewhere in this prospectus. The results in the following table do not indicate results Willow will achieve in the future, especially in view of the Corning transaction.

                            Willow Operating Results
                            ------------------------
                                                Year Ended December 31,
                                                -----------------------
                                   1999         1998        1997        1996
                                  ------       ------      ------      ------
Income Statement Data:
Revenues (Net Sales)            $1,231,791   $1,039,117   $551,331    $33,298
Research and Development           536,353           --         --         --
General and Administrative
  Expenses                       1,468,267      845,007    455,116      7,199
Depreciation                        18,817       17,791     10,393      5,520
                                 ---------    ---------    -------     ------
Income (Loss) from Operations     (791,646)     176,319     95,822     20,579
Other Income (Loss)                   (652)          40         --         --
                                 ---------    ---------    -------     ------

Income (Loss) Before Taxes        (792,298)     176,359      95,822    20,579
Income Taxes                       (11,451)      64,607      24,651     4,103
                                 ---------
Net Income (Loss)                 (780,847)     111,752      71,171    16,476
Retain Earnings,
  Beginning of Year                199,399       87,647      16,476
                                 ---------
Accumulated Deficit,
  End of Year                   $ (581,448)  $  199,399     $87,647   $16,476
                                 =========    =========     =======   =======
Balance Sheet Data:
Total Assets (1)                $  445,922   $  370,580    $146,359        (2)
Total Liabilities                1,027,170      159,530      52,558        (2)
Deferred Income Taxes                    -       11,451       5,954        (2)
Common Stock                           200          200         200        (2)
Retained Earnings                 (581,448)     199,399      87,647        (2)

-----------------------------------

(1)     Net of accumulated depreciation and amortization.
(2)     Not available.

LaserWireless, Inc.

        LaserWireless, which began its operations in 1999, specializes in the development, sale and support of state-of-the-art wireless optical communication systems capable of transmitting video, voice, telephone and data through the atmosphere using eye-safe laser technology. This capability offers a solution for private communications where a leased line cannot be used, for example, when land is not owned between two sites or where physical barriers, such as rivers, highways, parking lots, etc., prevent use of conventional cables. The systems include full time electronic tracking for maximum availability. Its principal executive offices are located at 2145 Lincoln Plaza, Lancaster, Pennsylvania. Its telephone number is (877) 527-3757. Its website is www.laserwireless.com.

Growth Strategy and Plan of Operations

        LaserWireless designs, develops, manufactures and markets state-of-the-art atmospheric laser communications equipment for voice, video, phones and data. Its objective is to bring the latest technologies and best engineering talents together to address its clients' needs. Its business philosophy is to provide products that meet specifications, are safe to use, are fairly priced, and are delivered on time. LaserWireless' growth strategy will be to increase its production of laser communications systems and other quality products and to expand its customer base through an aggressive advertising and marketing campaign to publicize its products. Key elements of its growth strategy include:

        Products. There is a growing need in today's information society to augment existing communication systems with reliable, high bandwidth communication capability. Laser communication systems provide users with an alternative to traditional copper or fiber communications pathways. LaserWireless systems facilitate immediate communication enhancements with full network interface support.

        The LaserWireless LiteBridge 155 communication system features electronic tracking to ensure continuous alignment of both transmitting and receiving optical links. A typical system consists of two Laser Transceivers and two Digital Remote Status Monitors. The Laser Transceivers provide a high speed full-duplex data link between sites, while the Remote Status Monitors allow the user to verify correct system operation. Two advance features - Full Time Electronic Tracking and Remote Factory Diagnostics - ensure the highest levels of reliability and availability. Currently the system will support data rates to 155 million bits per second (Mbps) with a range to 2.5 kilometers (1.5 miles). Development plans include systems supporting tomorrow's ultra-high data rates. Other features include remote status monitoring and diagnostics, both supported by 24-hour technical support.

        Product Research and Development. LaserWireless believes that strong product research and development capabilities are essential to maintain a competitive edge with its products. Since inception, it has focused its research and development efforts on developing the finest laser communication devices available. Its research and development efforts will continue.

        Target Market. Current applications for LaserWireless products include university and office campuses, building-to-building communications, military mobile communications, emergency communication networks and temporary communications. Important military applications include mobile, high bandwidth communications using a battery-powered system that is easily transportable, non-detectable, and secure. Emergency communication needs arise in disaster areas where damage has occurred to above ground or underground communication systems. Other temporary communication needs include conventions, expositions, trade shows, and mobile command and control.

        LaserWireless is preparing for the future of high-speed communications with system development efforts focused on providing 622 Mbps and 2+ Gbps communication capabilities.

        LaserWireless Technology. LaserWireless' system is the latest technology in optical communications for distances up to 2.5 kilometers with greater than 95% availability. The system incorporates full real-time electronic tracking to ensure continuous alignment. The transmitters are easy to install and operate, requiring only a clear line-of-sight and solid supporting location for mounting. Any problems in the field can be diagnosed by the factory using standard phone lines. The transceivers are field repairable and include full factory support. There are no license or right-of-way requirements.

        The following are some of the features of the LaserWireless system:

        o     data rates from 1 to 155 Mbps

        o     2.5 kilometer range (1.5 miles)

        o     electronic tracking system

        o     no licensing required

        o     D.C. operational

        o     remote status monitor

        o     complete diagnostics from factory

        o     7 plus years MTBF

        o     waterproof, modular design

        o     protocol transparent

        o     highly cost effective

        o     secure transmission

        o     very high bandwidth capabilities

        o     compatible with all network interfaces

        o     eye-safe design

        o     certified CSA, UL, CDRH and CE

        Manufacturing Strategy. LaserWireless' ongoing manufacturing strategy will be designed to increase capacity, improve quality, and reduce costs. It plans to gradually increase its production in order to sustain its projected growth. In any given year, its ability to reach its targeted production level will depend upon, among other factors, its ability to (i) continue to realize production efficiencies at its existing production facilities through implementation of innovative manufacturing techniques and other means, (ii) successfully implement production capacity increases in its facility, and (iii) sell all of the products it can produce.

        LaserWireless will not manufacture any of the parts it needs to produce its products and it will have to rely on outside suppliers to provide the rest.

        LaserWireless' income projections are as follows:

        LaserWireless Income Projections
        --------------------------------
                                  2000         2001        2002         2003
                                  ----         ----        ----         ----
Net Sales                      $2,311,932  $5,064,740  $10,775,318  $20,599,640
Operating Costs and Expenses    2,018,832   4,001,145    7,679,160   10,923,880
                                ---------   ---------    ---------   ----------
Income (Loss) From Operations     293,100   1,063,595    3,096,158    9,675,760
Other income (Expenses)                --          --           --           --
Net Income (Loss)                 293,100   1,063,595    3,096,158    9,675,760

        Marketing Strategy. LaserWireless will conduct an aggressive advertising and marketing campaign to publicize its products. LaserWireless believes that its potential customers can best be reached through advertising in trade shows, direct marketing and on the Internet.

LaserWireless Facility

        LaserWireless' executive offices and manufacturing facility are located in a light industrial area in Lancaster, Pennsylvania. They consist of approximately 10,500 square feet of leased space under a lease which expires in January 2003.

Competition

        LaserWireless believes that it is at the forefront in the design, development and manufacturing of laser communication systems. It emphasizes quality, reliability, cost-effectiveness and timely delivery. Nonetheless, other companies are engaged in the design, development and manufacturing laser communication systems which may be competitive with LaserWireless' products. Many of those entities have substantially greater financial, technical, manufacturing, marketing, distribution or other resources than LaserWireless. LaserWireless' profitability will depend upon its ability to compete in its market area.

Product Liability

        Although LaserWireless believes its laser systems to be safe at any distance, the sale of its products may expose LaserWireless to product liability claims. It believes that its products are, and will be, safe and that it will be able to obtain product liability insurance at a reasonable cost. However, in the event of an uninsured or inadequately insured product liability claim, or in the event of an indemnification claim by a third party, LaserWireless' business and financial condition could be materially adversely affected.

Regulation

        LaserWireless' products and business may be subject to federal, state and local regulations, including environmental regulations. LaserWireless can't calculate exactly how much it will cost to comply with government regulation, but it will try to ensure that its facilities and products comply with all applicable regulations and standards. In any event, it doesn't think that the cost of compliance will materially affect its financial condition.

Management

        LaserWireless is currently managed by Richard Walter, its President.

Employees

        As of July 26, 2000, LaserWireless employed nine full-time employees and one part-time employee. None of LaserWireless' employees is represented by a union and management believes its employee relations are good.

Operating Results

        LaserWireless began operations in 1999. The following financial information summarizes the more complete historical financial information of LaserWireless contained elsewhere in this prospectus. The results in the following table do not necessarily indicate results LaserWireless will achieve in the future.

                         LaserWireless Operating Results
                         -------------------------------
                                                Year Ended December 31, 1999
                                                ----------------------------
Income Statement Data:
Revenues                                                 $      -0-
Research and Development                                    150,828
General and Administrative                                  311,601
Depreciation                                                  2,505
Loss from Operations                                       (464,934)
Other Income
Loss Before Taxes                                          (464,934)
Income Taxes
Net Loss                                                   (464,934)
Accumulated Deficit, Beginning of Year                          -0-
Accumulated Deficit, End of Year (1)                     $ (464,934)

Balance Sheet Data:
Total Assets (2)                                            264,565
Total Liabilities                                           729,399
Common Stock                                                    100
Accumulated Deficit                                        (464,934)

-------------------------------

(1)     Before depreciation of any assets.
(2)     Net of accumulated depreciation and amortization.

                              HEALTH PRODUCTS GROUP
                              ---------------------

Essentia Water, Inc.

Overview

        Essentia Water, Inc. ("Essentia") is a Phoenix, Arizona based bottled water marketing company acquired by NextPath on January 21, 2000. Its principal executive offices are located at 5050 North 40th Street, Suite # 340,
Phoenix, Arizona. Its phone number is (602) 912-9500. Its website is www.essentiawater.com.

Growth Strategy and Plan of Operations

        Essentia is engaged in the business of developing, manufacturing, packaging, and marketing bottled alkaline and electrolyte enhanced premium water products with health and hydration benefits. Essentia water is initially pre-filtered and purified using reverse osmosis and ozonation to achieve 99.9% purity. A bio-available electrolyte formulation of bicarbonate, magnesium, potassium, sodium and calcium is added and the water is then processed using Essentia's ionic separation technology to increase its alkalinity to assist in balancing the acidic nature of American diets and to aid in producing a smooth taste. Key elements of its growth strategy include:

        Products. Bottled in 20 oz., 1.0 liter and 1.5 liter recyclable P.E.T. (Polyethylene Terephtalate) bottles, Essentia water is distributed through natural/health food and retail grocery channels (natural sets only) throughout the United States. In addition to manufacturing bottled water products under its own name, Essentia bottles under private labels such as Wild Water(TM) for Wild Oats Community Markets, the second largest national chain of health food stores; BonH2O(TM) for The Bon Marche, a flagship brand of Federated Department Stores; and PETsMART.

        In contrast to so many bottled waters, Essentia avoids the use of "source" water from springs, glaciers, mountains, etc. because of their inconsistencies. Instead, Essentia's unique process involves first purifying water to its essence through reverse osmosis, then adding nutrient minerals that are more bio-available (absorbable) by the body.

        As a result, no other bottled water has the unique biological active properties of Essentia Water. Certified lab analysis verifies that Essentia

(compared to other bottled waters) provides an abundant source of active hydrogen that "quenches free radicals;" has less cohesion (better saturating water) thus promoting faster hydration; is higher in alkalinity (+/- 9.5) thus assisting the body in maintaining proper pH balance by neutralizing acidic conditions; and delivers a proprietary formula of pure minerals for vital cellular electrolyte replenishment.

        All these active properties enhance the body's innate ability to heal itself. These unique processes mean Essentia can bottle Essentia Water anywhere in the world, consistently and within stringent quality assurance standards set forth by Essentia while incorporating federal and state guidelines as the foundation. Thus, Essentia Water is lab certified, user endorsed and 100% satisfaction guaranteed to ensure consumer trust - an important part of continued purchases and long term brand loyalty.

        Shareables. Essentia has signed an exclusive agreement to produce a private label water product for PETsMART. This unique purified water product, packaged in 1.0 liter sized bottles, will be known as "Shareables for Me and my Pal!" The PETsMART "Shareables" lines are produced and marketed exclusively to be shared by people and their pets. Essentia designed and manufacturers a plastic cup for PETsMART which fits on the bottom of the water bottle and can be quickly removed and used as a portable pet drinking bowl.

        Product Research and Development. Essentia believes that strong product research and development capabilities are essential to maintain a competitive edge with its products. Essentia is committed to making Essentia an international brand. Essentia realizes that a successful brand is not built by accident, but requires the brand to become the focal point of the company's vision. Essentia has gathered a seasoned team of business executives and industry professionals all committed to research, development and product engineering to further the Essentia vision.

        Target Markets. Essentia currently co-packs, markets, and sells high alkaline (pH) and electrolyte enhanced bottled water under the brand name Essentia Water. Bottled in PET - 20 oz., 1.0 liter and 1.5 liter sizes, Essentia Water is distributed through natural/health food stores and retail grocery channels (natural sets only) throughout most of the United States. Essentia has developed a national distribution infrastructure for catalog and Internet sales, which provides direct delivery to Essentia's customers, adding to its national distribution capabilities.

        Essentia Technology. We believe Essentia Water is the only water of its kind in the market today. Unlike source waters (spring, glacier, mountain, etc.), Essentia, using its unique process, removes all foreign minerals and contaminates commonly known as TDS (total dissolved solids) that survive standard filtration.

        Essentia specifications require our water to be purified to three (3) parts per million (PPM) TDS. Some source waters have been tested and contain over 100 times more TDS than Essentia Water. The amount and class of TDS found in source water as compared to Essentia Water will change from bottle to bottle giving little consistency to the water taste and profile.

        Once Essentia Water is purified, our proprietary, pure electrolyte, formulation is added. This formulation contains vital pure minerals including calcium, magnesium, potassium, sodium and bicarbonates the human body requires.

Compared to source water, these minerals can be easily assimilated by the body. Additionally, our proprietary formulation is tasteless, colorless, odorless and water soluble.

        After the electrolytes have been added, the purified water runs through our proprietary Ionic Separation Technology. This technology separates the water's alkaline ions (negative charged) from the acidic ions (positive charged). Essentia bottles only the alkaline water we call "negative charged." Essentia water has a pH level to +/- 9.5 compared to source water having an average pH level of 7.0. A diagram of our process can be found at www.essentiawater.com.

        Marketing Strategy. Essentia's marketing strategy is designed to increase sales by (i) expanding its product lines, (ii) continuing to increase its distribution network, and (iii) adding a new east coast production facility (co-packer). In any given year, its ability to reach its targeted sales level will depend upon, among other factors, (i) its ability to obtain financial resources, (ii) market acceptability of its new products, and (iii) its ability to successfully increase its East coast production capacity.

        Financial Summary. Since its inception in July 1998, Essentia has seen product sales grow from 18,000 cases in the second half of 1998 to 75,000 cases in 1999. Essentia expects sales of 200,000 cases in year 2000.

                                                   2000              2001
Results of Operations:                          (forecast)        (forecast)
---------------------                           ----------        ----------
    Net Revenues                                $ 3,111,300      $ 5,093,900
    Cost of Goods Sold                            1,929,400        2,995,900
                                                  ---------        ---------
    Gross Profit                                  1,181,900        2,098,000
    Operating Expenses                            1,715,700        1,872,000
    Depreciation & Amortization                      86,700          111,200
                                                  ---------        ---------
    Loss from Operations                           (620,500)         114,800
    Other Income (Expense), Net                      57,400           44,600
                                                  ---------        ---------
    Net Income (Loss)                           $  (563,100)     $   159,400
                                                  =========        =========

        These financial forecasts do not reflect an increase in net revenues from sources other than those derived by Essentia's normal course of business in the natural and health foods channels, in both branded and private label product sales.

Essentia Facility

        Essentia's executive offices are located in Phoenix, Arizona. Essentia's current business strategy is to continue to "partner" with contract packing companies to produce its products under Essentia'a product specifications and quality control standards. Essentia believes that contract packing ("co-packing") provides the most flexibility and the least capital investment. Essentia anticipates having multiple plants strategically located around the United States by the end of 2000. Currently Essentia's co-packers are California Bottling Company located in Roseville, California and Renegade of America located in Glendale, Arizona.

Competition

        Essentia believes that Essentia Water is the only water of its kind in the market today. However, many other water bottlers have substantially greater financial, technical, bottling, marketing or other resources than Essentia. Essentia's profitability will depend upon its ability to compete in its market area.

Product Liability

        The sale of its products may expose Essentia to product liability claims. It believes that its products are, and will be, safe and that it will be able to continue to obtain product liability insurance at a reasonable cost. However, in the event of an uninsured or inadequately insured product liability claim, or in the event of an indemnification claim by a third party, Essentia'a business and financial condition could be materially adversely affected.

Regulation

        Essentia's products and business may be subject to federal, state and local regulations, including environmental regulations. Essentia can't calculate exactly how much it will cost to comply with government regulation, but it will try to ensure that its facilities and products comply with all applicable regulations and standards. In any event, it doesn't think that the cost of compliance will materially affect its financial condition.

Management

        Essentia is currently managed by Kenneth Uptain, its Chief Executive Officer, and by James Tonkin, its President and Chief Operating Officer.

Employees

        As of July 26, 2000, Essentia employed five full-time employees and one part-time employee plus four contract consultants, two of whom are full-time and two of whom are part-time. None of Essentia'a employees is represented by a union and management believes its employee relations are good.

        The  following  financial  information   summarizes  the  more  complete
historical financial information of Essentia contained elsewhere in this prospectus. The results in the following table do not necessarily indicate results Essentia will achieve in the future.

                           Essentia Operating Results
                           --------------------------
                                                Year Ended December 31,
                                                -----------------------
                                                          (July-December)
                                                          ---------------
                                                1999            1998
                                                ----            ----
Income Statement Data:
Net Revenues                                 $ 677,221       $ 174,401
Cost of Goods Sold                             499,755         199,468
                                              --------        -------

                                                Year Ended December 31,
                                                -----------------------
                                                          (July-December)
                                                          ---------------
                                                1999            1998
                                                ----            ----

Gross Profit (Loss)                            177,466         (25,067)
Operating Expenses                             821,903         475,565
                                              --------         -------
Operating Loss                                (644,437)       (500,632)
Interest Expense                                43,713           2,948
                                              --------         -------
Net Loss                                     $(688,150)      $(503,580)
                                              ========        ========
Balance Sheet Data:
Current Assets                               $ 263,964       $ 118,350
Property and Equipment-At Cost, Net            280,010         312,763
                                              --------         -------
Current Liabilities                            676,857         375,846
Paid In Capital                              1,058,847         558,847
Accumulated Deficit                         (1,191,730)       (503,580)

                        ENVIRONMENTAL TECHNOLOGIES GROUP
                        --------------------------------
Overview

        The Environmental Technologies Group ("ETG") was created in October, 1999, is headquartered in Tulsa, Oklahoma, and is concerned with the acquisition, development, and application of specific, environmentally-benign technologies.

NextPath AES, Inc.

        In General. NextPath AES, Inc. ("NAES"), a wholly owned subsidiary of NextPath, was formed in November 1999. AES (Agro-Economic Systems) is the acronym used to denote our self-sustaining, integrated agribusiness initiatives.

        Status and Mission. Home-based in Tulsa, Oklahoma, NAES was established to design, build, own, and operate AES facilities worldwide. Our AES facilities are being designed to grow, process, and package fresh produce and fish on a continuous, year-round basis. To the maximum extent possible, produce and fish are to be certifiable as "organically" or "naturally" grown in accordance with national organic growing standards. Commercial facilities are to include self-contained energy systems. Light, temperature, humidity, nutrient streams, water quality, effluent, and emissions at our AES facilities are to be fully controlled. Fish-tank water is to be used in plant nutrition ("aquaponics"), and effluent water from plant-beds and processing lines is to be filtered and recycled. Waste products are to be recycled as fuel for the energy system.

        Design Productivity. The target design-productivity of our typical AES facility is to be considerably greater than that of known hydroponic or aquaponic systems. Production and processing is to occur on a continuous basis, and AES facilities are to be able to schedule just-in-time (JIT) delivery of fresh food to retailers, with consequent savings in cold storage costs and reduction in spoilage. Additionally, production costs are to be reduced by not having to accommodate harvesting and processing "surges." Thus, processing lines can be smaller, with fewer employees needed for harvesting and processing. At the same time, technical tasks will be more sophisticated and varied, requiring a larger proportion of trained, salaried workers.

        Two Models. Two models are being developed: a large-scale, commercial version and a "community food security" (CFS) model devised for developing economies. Needful Provision, Inc. (NPI), a non-profit organization located in Tahlequah, Oklahoma, which licenses proprietary processes and sub-systems to NextPath, has been engaged to develop the CFS model, test basic bio-systems, and provide training for operations and technical personnel.

        Support Entities. A Tulsa architectural and construction management firm, Ragsdale and Associates, has been engaged to oversee facilities design and engineering. A gasifier-based energy system, designed and built by Thermogenics, Inc., Albuquerque, New Mexico, has been selected for use at our AES facilities. Our AES will employ proprietary aquaponics systems and technologies developed by Agri-Covers, Ltd., of Gridley, Illinois. We have negotiated a definitive agreement to acquire the assets and intellectual property of Agri-Covers, but await funding to close the acquisition.

        Prototype Commercial Facility. A number of potential Oklahoma sites are being considered for the prototype facility. Upon completion of current design and engineering work, contracts will be let to construct and equip that facility.

        Production and Installation Standards. AES facilities are to be built in modules. Each module is to represent a specific set of growing and processing conditions and production objectives. Energy requirements, and, therefore, self-contained heating and electrical systems, are to be sized accordingly. Modular structures, fixtures, and operating equipment are to incorporate appropriate ISO 9001, ASME, and DIN specifications. Products, outputs, environmental control features, and sizes of our AES facilities will vary by market region. Modular structures and equipment sets are to be supplied in kit configuration, suitable for containerized shipment to foreign sites. The AES program envisions installation of facilities at land reclamation sites, in urban locations, in areas where severe climate prevents outdoor cultivation, and in lesser-developed regions in order to enhance general nutrition. In some locales, we may supplement production through contract growers using company-prescribed techniques and systems under our supervision.

        Marketing Plan and Revenue Sources. Revenues are to come from the sale of bulk and packaged vegetables, fish, herbs, plant oil extracts (including health-related products), and ornamental plants. Facilities are to be sized for economies of scale, with some installations requiring more than fifty acres of installation space. Target profit margins of 25% or greater per year have been projected for AES facilities in developed-nation configurations. These are to be achieved through precise selection of the types of produce grown and value-added processing. Wholesale lots are to be marketed over the Internet and through direct, forward supply contracts to large retailers. Some health-food related products are to be direct-marketed through NextPath's Health Products Group. We are studying the possibility of marketing fresh produce and fish via overnight air delivery service.

        Estimated Near-Term Capital Requirements. We estimate that approximately $14,000,000 will be required to implement our business plan for NAES in the near term.

NextPath Environmental Services, Inc.

        In General. NextPath Environmental Services, Inc. ("NES"), also located in Tulsa, Oklahoma, was formed in November 1999 to develop, sell, own, and
operate  systems  that  convert  waste  to  energy,   clean-up  water  and  soil
contaminated by fuel, oil, and chemical spills, provide potable water at locations that have no water treatment systems, and provide on-site effluent control, filtration and treatment systems, and, more recently, to acquire, develop, and market devices to drastically reduce exhaust emissions from, while increasing the energy efficiency of, internal combustion engines. Two entities are, or are targeted to be, included under the NES umbrella, NextPath Thermogenics, LLC and NextPath Separation Solutions, LLC.

        NextPath Thermogenics, LLC.

        In General. NextPath Thermogenics, LLC (the "Thermogenics, LLC") is a limited liability company owned 51% by Thermogenics, Inc., Albuquerque, New
Mexico, and owned 49% by NES. The Thermogenics, LLC designs, fabricates and sells proprietary gasification systems that use virtually any hydrocarbon-based waste product as fuel to create a low-temperature, high-quality gas.

        Technology  Base.  This  gas is  known as  "producer  gas" or  "syngas".
Depending on the design of the system, the gas can be either low or medium-heating value. The process involves a first stage high temperature decomposition without combustion in a low-oxygen environment. The system uses neither a combustion process nor incineration. Further, when coupled to an engine, gas turbine or boiler, there are no gaseous emissions from the gasification system and therefore the system can meet rigorous air quality standards. This gas can be cleanly burned, liquefied, or used in a bio-process to produce ethanol. The Thermogenics, LLC is actively pursuing opportunities in this regard with existing process equipment and catalyst suppliers as well as with waste generators and academic research facilities. Typically, this gas would be combusted to produce heat for heat exchangers or steam boilers, or directly fed to an internal combustion or gas turbine engine linked to an electricity generation device. Thus, these units can be used for small-scale electrical power generation (co-generation). For these reasons, the Thermogenics unit was selected as the on site energy system for NextPath's AES facilities (see above). The unit itself has no regulated emissions. Inert solid residues from the reaction process can be safely land-filled or mixed with a binder and used as a paving or building material.

        Mission. The purpose of the Thermogenics, LLC is to build, own, and operate waste-to-energy systems installed for specific waste disposal and energy generation tasks. This normally would involve multiple units configured to handle various waste streams, including municipal solid waste (MSW), discarded tires, oil sludge, trap grease, animal wastes, plant residues, dewatered sewage sludge, coal tailings, textile waste, automobile shredder waste, industrial wastes such as paint sludge and used oils, food processing wastes, and wood products waste. After removal of larger metallic solids, these wastes can be batched or blended, depending upon energy output requirements.

        Peripheral Equipment Requirements While Thermogenics, Inc. is the provider and manufacturer of patented gasification systems that form the core of the Thermogenics, LLC's waste-to-energy business, complete projects will utilize equipment from a variety of international manufacturers for the processing of waste and the conversion of the gas produced by the gasification systems into different forms of energy. This could include shredders, grinders, a briquetting system, various conveyor systems, internal combustion engines configured for use with liquid petroleum or natural gas, gas turbines, electrical generators and turbo-alternators, steam boilers, heat-exchangers, distillation and bio-conversion units (ethanol production) and other peripherals.

        System Control, Safety, and Standards. Waste-to energy and peripheral systems are to be electronically controlled through desktop computers, using proprietary control logic, circuit boards, and software. All systems are to be equipped with automated safety and shut-down systems. Facilities and equipment designed and supplied by the Thermogenics, LLC are to be compliant with local environmental regulations. The Thermogenics, LLC has committed to bring its equipment and facilities into conformance with ISO 9000 and 9001 standards at the earliest possible date.

Project Types and Bases

        Build, Own, Operate (BOO). This type of project is to be a long-term (10 years or more) commitment by the Thermogenics, LLC to design, build and operate a waste-to-energy facility. Typically a local partner will be involved and contribute a portion of the equity, while Thermogenics, LLC provides the majority of the funding. Long-term contracts for the supply of the waste and for the sale of energy would be involved. In most cases the land for the facility is supplied under a lease agreement with the customer with only a nominal rental fee. In some cases improvements to the site are cost-shared with the customer and landowner.

        Build-Own-Operate-Transfer (BOOT). A BOOT project is similar to the BOO project, except that there would be a predetermined time in the future, usually 3 to 5 years when ownership would be transferred to a governmental or private entity. The Thermogenics, LLC would usually continue to operate and maintain the facility under a long-term contract with the new owner.

        Turn-Key With a Management Contract. This project type would allow an owner to place a single contract for the entire facility, sometimes even including the site preparation and civil work, and the Thermogenics, LLC would serve as General Contractor, working with local contractors, to design, construct, install and start-up the entire plant. The Thermogenics, LLC could, at the owner's option, facilitate construction financing, with full payment made when the installation and start-up phase is completed and the plant is in full operation. The Thermogenics, LLC could then, under a long-term contract with the owner, be responsible for operation and maintenance of the facility on a fee or cost-plus basis.

        Straight Turn-Key. While less attractive to the Thermogenics, LLC, this form of project could be expedient when special financing conditions, or a need for the technical skills dictate. In this instance the Thermogenics, LLC would be paid progress payments during the design and construction phases, and fully paid off when the plant is accepted and ready to begin full operation. Completed facilities would remain under the Thermogenics, LLC service and maintenance agreements for an indefinite period. Operators would be trained and certified by the Thermogenics, LLC.

        Development Plan. The initial development plan envisions 10 to 12 projects in the Western United States and Europe. Project costs to the Thermogenics, LLC include manufacture and procurement of systems and related equipment, and the hiring and training of operators. Some foreign projects could involve co-ventures with waste management and power companies. In some instances, bank financing and economic development incentives have been proffered. The Thermogenics, LLC is exploring a number of public and private project finance options.

        Revenue Sources. Revenues are to be derived from on-site waste disposal contracts; tipping fees (fees for the handling of waste--some running to more than $400 per ton of waste received); contract management of the Thermogenics, LLC provided waste-to-energy facilities; consulting services for purpose-design of facilities to dispose of particular wastes or produce energy for particular industrial purposes (for example, an ethanol plant, a foundry, AES facilities, a sugar plant, and a wood products plant); generation of electrical power (in the range of approximately three to 20 megawatts); generation of heat for central steam heating systems; production of derivative fuels including liquid petroleum gas and ethanol/methanol; other byproducts (including ash, carbon dioxide, and carbon monoxide); and the sale or leasing of complete systems. Rates of return for these operations are being assessed; however, the Thermogenics, LLC criteria for acceptance of contract proposals includes a requirement of projected internal rates of return on equity greater than 20%.

        Estimated Near-Term Capital Requirements. We estimate that approximately
$16,000,000   will  be  required  to  implement   the  business   plan  for  the
Thermogenics, LLC in the near term.

        NextPath Separation Solutions, LLC.

        In  General.   NextPath  Separation  Solutions,   LLC  (the  "Separation
Solutions, LLC") is a limited liability company owned 51% by the Lewis Corporation (Tetra, Separation Systems, LLC), Pocatello, Idaho, and owned 49% by NES.

        Technology Base. Tetra, Separation Systems, LLC /Lewis designs, fabricates, and sells proprietary oil-water separation and soil remediation systems that feature patented and proprietary components. These systems are transportable (skid-mounted) or mobile, and are capable of on-site clean-up of petroleum and chemical spills, with accompanying on-site restoration of contaminated soils as required. Systems are automated for two-person operation. Independent laboratory test results disclose that these systems can reduce petroleum contamination in soil to less than 100 parts per million and volatile organic compounds (VOC's) to trace levels in a single-pass operation. Oil contamination in water can be virtually eliminated in a single pass. Demonstrations have been successfully conducted for environmental protection and quality authorities.

        Mission. The Separation Solutions, LLC has been formed to build, own, and operate these systems for contract clean-up and remediation. Operations can involve three systems, the sump system, the soil system, and the oil-water system. Operating systems would be installed at clean-up sites such as gas stations and fuel depots, environmental cleanup zones, industrial waste dumps, waste transfer stations, and landfills.

        Development Plan. Two production model systems are already in operation. The initial development plan envisions equipping 18 operating locations with sump systems. This includes manufacturing and procurement of the systems and related equipment, localized marketing efforts, and the hiring and training of operators. Initial target markets include the western and southwestern regions of the United States. This plan would be accelerated to accommodate additional domestic and European markets that have been identified. Depending upon market conditions, and demand, the Separation Solutions, LLC is prepared to establish up to 200 operating sites within the first seven years.

        Revenue Sources. Revenues are to be derived from on-site water and soil cleanup contracts. For example, a sump system operating at an average rate of 50 gallons per minute can process 24,000 gallons per 8-hour day. Processing contracts, typically bring an average of $1 per gallon on a range of $.50 to $1.50 per gallon. Therefore, the Separation Solutions, LLC projects average operating-day revenue per sump system to be approximately $24,000, or $5.4 million per year if operated for 225 days per year. Current projections indicate potential average margins exceeding 40% beginning in the third year.

        Estimated Near-Term Capital Requirements. We estimate that approximately $17,000,000 will be required to implement the business plan of the Separation Solutions, LLC in the near term.

        The Lewis Corporation.

        On July 5, 2000, we signed a Letter of Intent to acquire certain assets of Lewis Corporation ("Lewis"), a privately-held 15-year old diversified and international construction services firm with a number of proprietary environmental systems. Based in Pocatello, Idaho, the Lewis assets will become part of NextPath Environmental Services, Inc. ("NES").

        Lewis has developed proprietary systems for: (i) oil and water separation, (ii) water purification, (iii) fuel savings and reduction of harmful emissions from internal combustion engines, and (iv) removal of hydrocarbons from sludge and soil and other environmental cleanups.

        NES will become NextPath's general contractor for constructing and equipping NextPath Agro-Economics Systems, Inc. (AES), waste-to-energy, and environmental clean-up facilities. The company will also manufacture and install waste-to-energy, electro-mechanical, and water and waste management systems worldwide.

        Included in the acquisition will be Lewis' 100,000 plus square foot engineering and fabrication facility in Pocatello, ID.

        Richard G. Lewis, President of Lewis Corporation, has eighteen years of experience in accounting, financial reporting, business administration and management, mechanical contracting and fabrication, sales and marketing, and contract negotiations both domestically and internationally. He was formerly employed as a CPA for Arthur Anderson and Co., as Vice President of Finance for D.B. Western, Inc. Richard graduated from Brigham Young University with Bachelors and Masters degrees in accounting. He will serve as President of NES.

        Kary J. Lewis was formerly a tax partner for Deloitte & Touche LLP. He specialized in international tax and business consulting. In his twelve years at Deloitte & Touche, he assisted large multinational companies with international mergers and acquisitions, developed tax planning strategies and structures to minimize worldwide taxes and evaluated business opportunities for international expansion. He joined Lewis Corporation in February 1997, and is responsible for international business development, finance, accounting and tax matters. He is a CPA and graduated from Brigham Young University with a Bachelors degree in accounting and a Masters degree in taxation. He will serve as Vice President of Finance of NES.

NextPath Bio-Products Research; Needful Provision, Inc.

        In General. Applications research is to be sponsored by all NextPath entities; however, the main bio-product development arm for the company is to be Needful Provision, Inc, ("NPI"), an Oklahoma based non-profit organization that licenses proprietary systems and processes to NextPath. David Nuttle, NextPath's Chairman and interim President and CEO, is also President, CEO and Chairman of NPI and the inventor of the proprietary technology owned by NPI and licensed to NextPath. The scope of NPI operations for NextPath remains proprietary and budgets for grants and research contracts to NPI are included in those of the operating companies. NPI has been previously, or is now, engaged in cooperative research activities with Oklahoma State University, North Carolina State University/Research Triangle Institute, and the National Renewable Energy Laboratory. NextPath has a first right-of-refusal for commercialization of NPI's products and processes. Some of NPI's development work on our behalf includes:

        o     development  of  genetic  stocks  of  fish,  plants,  and   micro-
              organisms  for AES operations;

        o applied research into photo-flash methods for stimulating plant growth;

        o applied research into the production and refinement of biofuels from fresh water micro-algae;

        o     applied  engineering  of  effluent  control  systems   using  bio-
              filtration and vegetative filter beds;

        o applied research and engineering of aquaculture and hydroponic systems;

        o applied research into the nutritional properties of high-protein, naturally occurring grains and "ethno-botanicals" (plants cultivated and used for nutrition and medicinal purposes by indigenous peoples);

        o     applied  research into  lipid/oil extraction from vegetation   and
              micro-organisms;

        o applied research into the natural enhancement and control of nutrients for hydroponic plants and aquaculture fish;

        o training curricula and contract training for AES operators and technicians; and

        o     information compendia for bio-systems development.

                          INTERNET AND E-COMMERCE GROUP
                          -----------------------------

PriMedium, LLC

        On June 12, 1999, NextPath signed an Option Agreement with PriMedium, LLC, a Dallas, Texas, based software development firm that specializes in creating websites for Internet sales and purchase ordering. One of the primary reasons NextPath signed the Option Agreement was to develop the means for direct sale of NextPath and its subsidiaries' products and sales over the Internet with all of NextPath websites linked. Among other terms, the Option Agreement provides that NextPath would pay $1,500,000, issue 600,000 shares of NextPath common stock, and grant an annual royalty payment of ten percent (10%) based on the pre-tax profits of PriMedium to the equity owners of PriMedium. Although the shares were issued by NextPath at the direction of our former President and CEO, neither the Option Agreement nor the issuance of the stock was known to, or approved by, the Board. We are reevaluating whether or not to enter into a definitive agreement and there can be no assurances that one will ultimately be consummated.

US CertifiedLetters LLC

        US CertifiedLetters LLC ("USCL") was formed for the purpose of licensing, developing and commercializing proprietary technology for transmitting instruments by certified mail via the Internet or other medium (the "C-mail Technology") in the continental United States, Alaska and Hawaii. C-mail Technology will enable postal customers to send certified mail over the Internet. On July 27, 2000, NextPath acquired 20% of USCL. The purchase price consisted of a combination of cash and stock.

        USCL provides electronic business-to-business and business-to-consumer mail services, and has developed Internet technologies to provide new and more efficient mail processing capabilities to consumers, particularly in the area of certified mail. USCL believes it is the first and only company to be granted approval by the USPS to provide certified mail processing services online. In 1998, the U.S. Postal Service processed 510,878,000 pieces of certified mail (according to the USPS website, www.usps.gov, and 1998 annual report). USCL expects to capture a portion of this market.

        Through its proprietary web site, www.USCertifiedLetters.com, USCL believes that it will be one of the most reliable ways to send certified mail within the continental United States, Alaska and Hawaii. William T. Carter, the Manager and founder of USCL, has also developed www.globalcertifiedpost.com
(GCP) for overseas certified mail delivery.

        USCL's licensed new generation of proprietary, patent pending, information software, Automated Certified Mail, has been test marketed, is approved by the USPS and is ready to mass market. This software allows the user to create a letter (or insert one from a word processing program) at the www.USCertifiedLetters.com. site, pay on-line, and then send the letter. The automated certified mail system verifies the address, adds the barcode, prints and folds the letter, and automatically completes the certification forms with just a few clicks of a mouse. The customer can expect a return receipt within 4 to 6 days, compared to the average of 10 to 12 days for manual processing.

        USCL recently chose IBM Global Services (NYSE: IBM) and ITC^DeltaCom (Nasdaq: ITCD) to design, manage and host the new USCL site.

Global Certified Mail

        Global Certified Mail, Inc. ("GCM") was formed by NextPath in October 1999 to commercialize the same proprietary electronic certified mail system for areas outside the continental United States, Alaska and Hawaii. Many businesses and organizations in other countries require verification of mail delivery to the United States, but traditional delivery methods are expensive and time consuming.

        On July 27, 2000, NextPath exchanged a 20% interest in GCM for an exclusive license from William T. Carter to use his C-mail Technology to enable global postal customers to send certified mail over the Internet outside of the continental United States, Alaska and Hawaii. The Company will maintain an 80% ownership interest in GCM. The parties expect to complete this transaction by August 31, 2000.

        USCL is currently developing the web site to be used by GCM, where the process will be similar to that of www.USCertifiedLetters.com. However, all letters will be processed at one facility in Birmingham into a standard certified letter, making the "point of origin" for the letter a point within the United States, rather than a foreign city. This will reduce the delivery time, speed return receipts, and reduce costs compared to the current alternatives. GCM intends initially to target multinational businesses, financial institutions and law firms in Europe.

                                   INVESTMENTS
                                   -----------

United Paper, Inc.

        We own 1,000 shares of non-voting Series A Preferred Stock of United Paper, Inc., a Texas corporation ("United Paper"), for which we paid $1,000,000. Each share of Series A Preferred Stock has the right to priority mandatory cumulative dividends of $120 per year.

        United Paper is an independent paper distributor to newspapers, publishing companies, printers and catalog houses. It is the resulting company of the August 10, 1999 merger of All-Pro Paper of Texas, Crown Converting of Texas, G.B. Goldman Paper of Philadelphia, and The Paper Group of Chicago on August 10, 1999.

        All Pro and The Paper Group are merchant wholesalers that currently sell paper in the South Central and Mid Western United States. These companies have the ability to repackage, cut and customize paper for shipment. They sell groundwood newsprint, groundwood coated free sheet, and coated free sheet to printers and end users.

        G.B. Goldman is a paper wholesaler that specializes in uncoated free sheet, coated free sheet, and coated paperboard. The company has a successful history of selling in job lot quantities and providing competitive value added services to the paper merchant and converter trade.

        Crown Converting, with locations in Philadelphia PA, Lufkin TX, and Nashville TN, can handle a full range of converting needs including rewinding, slitting, and sheeting.

        North American Paper was acquired by United Paper in December 1999 and is a paper merchant wholesaler selling to publishing, catalogs, and other periodicals. The company specializes in full graphic, print, and paper solutions. Advantage Paper was acquired by United Paper in February 2000 and is a printer direct seller, handling commodity offset and paper board.

LATelco International, Inc.

        On August 10, 1999, we purchased 666,666 Units in the capital of LATelco International, Inc. ("LATelco") for $100,000, each Unit consisting of one common share and one non-transferable share purchase warrant authorizing the holder to purchase one common share at a price of $0.15 per share on or before August 10, 2000. There can be no assurance that we will exercise our warrants.

        LATelco, a corporation continued under the laws of the Turks and Caicos Islands, is headquartered in San Antonio, Texas. Its stock is traded on the Canadian Venture Stock Exchange under the symbol "LTO." It maintains a website at http://home.flash.net/~latelco. LATelco was organized in 1993 for the purpose of developing wireless communications systems and providing specialized wireless services. Its principal business lines include the design, manufacture and operation of wireless data systems and networks incorporating proprietary software and equipment developed by LATelco.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

        Crouch, Bierwolf & Chisholm, Certified Public Accountants, whose address is 50 West Broadway, Suite 1130, Salt Lake City, Utah 84101, the independent accountant which was previously engaged as the principal accountant to audit
NextPath's financial statements, was dismissed on February 8, 2000 so that we could engage the services of Gray & Northcutt Inc. Crouch, Bierwolf & Chisholm stated in its report on the financial statements of NextPath for the past two years (1997 and 1998) that they were prepared assuming that NextPath will continue as a going concern and the report contained the firm's opinion that the Company's recurring operating losses and lack of working capital raise substantial doubt about its ability to continue as a going concern. The decision to change accountants was recommended and approved by our Board of Directors.

        During our two most recent fiscal years, there have not been any disagreements with Crouch, Bierwolf & Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

        We provided Crouch, Bierwolf & Chisholm with a copy of the Current Report on Form 8-K prior to its filing with the SEC and requested that Crouch, Bierwolf & Chisholm furnish us with a letter addressed to the SEC stating whether it agrees with the statements made in the Current Report on Form 8-K and, if not, stating the respects in which it does not agree. The letter of Crouch, Bierwolf & Chisholm is attached as an exhibit to the Current Report on Form 8-K filed with the SEC February 14, 2000.

        Weinberg & Company, P.A., Certified Public Accountants, whose address is 6100 Glades Road, Suite 314, Boca Raton, Florida 33434, the independent accountant which was previously engaged as the principal accountant to audit the financial statements of Epilogue Corporation, with whom we merged on November 12, 1999, was dismissed on February 8, 2000 so that NextPath, as the surviving corporation in the merger, could engage the services of Gray & Northcutt Inc. Weinberg & Company audited the balance sheet of Epilogue Corporation (a development stage company) as of June 7, 1999 and the related statements of operations, changes are stockholder's equity and cash flows for the period from June 4, 1999 (inception) to June 7, 1999. The decision to change accountants was recommended and approved by our Board.

        There have not been any disagreements with Weinberg & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

        We provided Weinberg & Company with a copy of the Current Report on Form 8-K prior to its filing with the SEC and requested that Weinberg & Company furnish us with a letter addressed to the SEC stating whether it agrees with the statements made in the Current Report on Form 8-K and, if not, stating the respects in which it does not agree. The letter of Weinberg & Company is attached as an exhibit to the Current Report on Form 8-K filed with the SEC on February 14, 2000.

        On February 8, 2000, Gray & Northcutt, located in Oklahoma City, Oklahoma, was engaged by us to audit the consolidated balance sheets of NextPath and its wholly-owned subsidiaries. Other than concerning its engagement, we had not consulted with Gray & Northcutt Inc. prior to February 8, 2000.

        On March 23, 2000, Gray & Northcutt, Inc. resigned from the audit engagement of NextPath effective that date. Gray & Northcutt, Inc. agreed to complete its audits of our subsidiaries, Laser Wireless, Inc., Willow Systems, Inc. and Sagebrush Technology, Inc.

        In its resignation letter, Gray & Northcutt, Inc. stated as follows: "In the course of performing our work, we have concluded that NextPath lacks the internal controls necessary for the development of reliable financial statements. Further, information has come to our attention that leads us to conclude that we should not rely upon the representations of NextPath's management in place during the period covered by this audit".

        We do not disagree with the statements of Gray & Northcutt, Inc. In response to these statements (i) we retained Robert Woodward as Chief Financial Officer; (ii) Mr. Woodward has taken over our financial books and records and accounts; (iii) our bank accounts are being moved from our Hillsborough, North Carolina headquarters to its new headquarters in Tulsa, Oklahoma; (iv) we have retained the services of an accountant to organize our financial books and records; (v) we have adopted the financial management plan proposed by Mr. Woodward; (vi) our Audit Committee has been filled with three independent directors; (vii) we have accepted the resignations of James Ladd, our former President, CEO and Chairman, and of Douglas McClain, a former director; (viii) we engaged Crouch, Bierwolf & Chisholm, our former auditors, to complete the audit of the Company begun by Gray & Northcutt, Inc. so that the Form 10-K/A for the fiscal year ended December 31, 1999, the 10-Q for the period ended March 31, 2000, and all required amended Form 8-K's can be filed as soon as possible; and
(ix) three new directors have been elected to the Board.

        We provided Gray & Northcutt, Inc. with a copy of the Current Report on Form 8-K prior to its filing with the SEC and requested that Gray & Northcutt, Inc. furnish us with a letter addressed to the SEC stating whether it agrees with the statements made in the Current Report on Form 8-K and, if not, stating the respects in which it does not agree. The letter of Gray & Northcutt, Inc. is attached as an exhibit to the Current Report on Form 8-K dated April 3, 2000.


                                   MANAGEMENT

Directors and Executive Officers

        Our executive directors and executive officers are as follows:

     Name                    Age                     Position
     ----                    ---                     --------

David A. Nuttle               63     Chairman, Interim President and Chief
                                       Executive Officer
Frederic F. Wolfer, Jr.       61     Vice President and Assistant Secretary
Robert Woodward               50     Director and Chief Financial Officer
Charles A. Gourd              51     Director, Secretary
Kenneth E. Sweet              47     Director

        Mr. Nuttle, who had been a director since January 1998, was appointed Chairman and interim President and Chief Executive Officer on March 17, 2000. He has over 40 years of economic and business development experience. Since June 1995, Mr. Nuttle has been Chairman, President and Chief Executive Office of Needful Provision, Inc., a 503(c)(3) charity, which has licensed proprietary technology to us.

        Mr. Wolfer joined us in October 1999 as Vice President. He was elected President of the Environmental Technologies Group on April 1, 2000. From April 1998 to August 1999, Mr. Wolfer was a Consultant to NextPath. From February 1997 to December 1997, he was a Country Representative for Citizens Network for Foreign Affairs. From March 1991 to February 1997, Mr. Wolfer was President and Chief Executive Officer of Controlled Environment Technologies, Inc., a sole proprietorship consulting firm. Mr. Wolfer received a BA from the University of North Carolina in 1960 and a M.A. from Central Washington State University in 1973.

        Mr. Woodward became Chief Financial Officer of NextPath on March 17, 2000. He was elected a director on April 1, 2000. Since 1999 he has been a Business Consultant at International Profit Associates. Mr. Woodward has over twenty-five years of management consulting, public accounting and senior management experience concentrated in the areas of strategic business planning, corporate financial management, business infrastructure development and administrative and operations management. From 1996 to 1999, Mr. Woodward was an independent Business Consultant. From 1989 to 1996, he was Chief Financial Officer for Q-Com Corporation, a California environmental high technology manufacturing company. Mr. Woodward received a BBA degree in 1972 from St. Francis College, New York and an MBA degree in 1978 from Long Island University, New York.

        Dr. Gourd has been a Director since March 17, 2000. From August 1995 to October 1999, he was Special Assistant to the Principal Chief of the Cherokee Nation. From September 1993 to August 1995, Dr. Gourd was Director of Bilingual Education at Keys Elementary School in Park Hill, Oklahoma. Dr. Gourd has extensive academic and professional background in the practical application of Anthropology for purposes of economic development. His professional background includes economic development in third world countries, as well as work with the U.S. State Department on multi-lateral Trade Agreements, development of an international Free-Trade Zone, and is Fellow in the Entrepreneurial and MBA Programs at Babson College in Boston, Massachusetts Dr. Gourd received his PhD from the University of Kansas in 1984, a M.A. degree from the University of Oklahoma in 1976, and a BS degree in History from Northeastern State University in 1971.

        Mr. Sweet has been a director since March 17, 2000. Mr. Sweet has over nine years of executive director experience in management consulting, business valuation, mergers and acquisitions, and financial advisory services. Since 1991, Mr. Sweet has been the Executive Director of Consulting Services and one of the in-house counsel to International Profit Associates (IPA), an international consulting firm. He has supervising and/or directing in excess of 21,000 client engagements to date. Prior to joining IPA, he was President of Windbrook Securities, Inc., a broker/dealer, and The Compass Investment Group, Inc., registered as a Commodity Trading Advisor (CTA). Mr. Sweet also worked from 1981-1987 at E.F. Hutton & Company, Inc. as an Account Executive. He received a BS in both Business Administration and Accounting, graduating Magna
Cum Laude from the University of San Diego in 1974. He also received a Juris Doctorate degree from Western State College of Law in December 1977.

Board Composition

        We currently have four directors on our board of directors and three vacancies. Our directors serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified. Our executive officers serve at the discretion of our board of directors. Our officers are appointed at the board's first meeting after each annual meeting of stockholders.

Director Compensation

        We reimburse directors for out-of-pocket expenses incurred in attending board meetings. In the future, we anticipate paying reasonable and customary fees to our directors who are not officers for their services as directors and for attendance, in person or by telephone, at each meeting of the board of directors, but not for committee meetings. Officers who are also directors will not be paid any director fees.

Board Committees

        Our Compensation Committee currently consists of Robert Woodward and Charles Gourd. The Compensation Committee reviews and evaluates the salaries, supplemental compensation and benefits of our officers, reviews general policy matters relating to compensation and benefits of our employees, and makes recommendations concerning these matters to the board of directors.

        Our Audit Committee currently consists of Robert Woodward and Kenneth Sweet. The Audit Committee reviews with our independent auditor, the scope and timing of its audit services, the auditor's report on our financial statements following completion of its audit, and our policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to our board of directors for the appointment of independent auditors for the following year.

        Our Acquisitions Committee currently consists of Robert Woodward and Kenneth Sweet. The Acquisitions Committee review and evaluates the merits of potential acquisitions, retains due diligence experts to review and evaluate the merits of potential acquisitions, and makes recommendations concerning these matters to the board of directors.

        Our Special  Committee  currently  consists of David  Nuttle and Charles
Gourd. The Special Committee is involved in the review and evaluation of all transactions involving our company since January 1, 1998, including, but not limited to the issuance of stock for which no consideration may have been received by us. Once it has completed its investigation, the Special Committee will make recommendations concerning those matters to the board of directors

Summary Compensation Table

        The following summarizes, for the fiscal years indicated, and to the knowledge of current management, the principal components of compensation for our Chief Executive Officer and our only other executive officer. Mr. Ladd, our former Chief Executive Officer and President, was our only employee in 1998.

                                                                               Long Term Compensation
                                                                     ------------------------------------------
                                       Annual Compensation                  Awards            Payouts
                               ----------------------------------    ------------------------------------------
                                                                                Securities
                                                                                  Under-
                                                          Annual    Restricted    lying      LTIP    All Other
                                                          Compen      Stock      Options/   Payouts   Compen-
Name and Principal Position    Year    Salary    Bonus    -sation    Award(s)      SARs       (1)     sation
---------------------------    ----    ------    -----    -------   ----------  ----------  -------  ---------
David Nuttle
  Chairman, Interim President  1999        --       --         --                     --         --        --
  President and CEO            2000        --       --         --                     --         --        --
Robert Woodward                2000        --       --         --                     --         --        --
  Chief Financial Officer(2)

                                                                               Long Term Compensation
                                                                     ------------------------------------------
                                       Annual Compensation                  Awards            Payouts
                               ----------------------------------    ------------------------------------------
                                                                                Securities
                                                                                  Under-
                                                          Annual    Restricted    lying      LTIP    All Other
                                                          Compen      Stock      Options/   Payouts   Compen-
Name and Principal Position    Year    Salary    Bonus    -sation    Award(s)      SARs       (1)     sation
---------------------------    ----    ------    -----    -------   ----------  ----------  -------  ---------
Frederic F. Wolfer, Jr.        1999  $150,000       --         --    100,000          --         --        --
  Vice President, Assistant    2000
  Secretary(3)
James R. Ladd                  1999        --       --         --         --          --         --        --
  former Chairman, President   2000        --       --         --         --          --         --        --
  (4)

-----------------------

(1)     Creativity Incentive Plan.
(2) Mr. Woodward serves us pursuant to an Interim Management Consulting Agreement we have with International Profit Associates, Inc.
(3) Mr. Wolfer was employed on November 1, 1999. He also serves as President of the Environmental Technologies Group.
(4) Mr. Ladd resigned on March 17, 2000. To our knowledge as of this date, he did not receive any compensation in the years indicated.

Options/SAR Grant In Last Fiscal Year

        Our executive officers were not granted any options or SARs during our last fiscal year.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

        Our executive officers have not been granted any options or SARs.

Employment Agreements

        Mr. Wolfer has a five year employment agreement with us. It expires in 2004.

Restricted Stock Plan

        As part of the consideration we paid for all of the stock of LaserWireless, Inc., we placed 300,000 shares of restricted common stock in a Restricted Stock Plan for the benefit of the employees of LaserWireless, Inc. An employee will become vested with respect to the shares of common stock represented by his or her Restricted Stock Award Agreement on the fifth anniversary of the date of the grant, provided he or she continuously serves as an employee of LaserWireless, Inc. or another of our subsidiaries at all times beginning with the date of the grant and ending on the fifth anniversary of the grant.

Stock Option Plan

        We recognize the need to implement, and we intend to propose and submit to our shareholders, a stock option plan so that we may attract and retain the high quality employees, consultants and directors necessary to build our infrastructure and to provide ongoing incentives to our employees by enabling them to participate in our success.

401(k) Plan

        We  anticipate  that we will  adopt an  employee  investment  plan under
Section 401(k) of the Code.

Creativity Inventive Plan

        In order to encourage and reward creativity, we will establish a Creativity Incentive Plan in 2000. Employees who develop materials, inventions, discoveries, improvements and designs will be eligible to participate in the fruits of their inventiveness over and above any salary and other benefits they may derive from their employment.

        Our executive officers were not granted any options or SARs during our last fiscal year.

Certain Relationships and Related Transactions

        We have a policy requiring that any transaction in which the amount exceeds $60,000 in which we or our subsidiaries enter into with (a) any of our directors or executive officers, (b) any nominee for election as a director, (c) any security holder who we know to own of record or beneficially more than five percent of any class of our common stock, or (d) any member of the immediate family of any of the foregoing persons must be fully disclosed to our board and must be on terms no less favorable to us than reasonably could have been obtained in an arms' length transaction with independent third parties. Any other matters involving potential conflicts of interest are to be resolved on a case-by-case basis.

        Mr. Nuttle is the Chairman and President of Needful Provision, Inc., a 501(c)(3) charitable corporation headquartered in Tahlequah, Oklahoma ("NPI"). We have licensed technology from NPI, for which we issued NPI 500,000 shares of restricted common stock. In addition, we have made a $95,000 grant to NPI.

        Mr. Sweet is an Executive Director Consulting Services of International Profit Associates, Inc. headquartered in Buffalo Grove, Illinois, a suburb of Chicago ("IPA"). Mr. Woodward is also an employee of IPA. We have entered into a Management Consulting Agreement with IPA by which employees of IPA provide management services to us on an ongoing basis. We have also entered into an Investor Relations Agreement with IPA by which an employee of IPA provides investor relations services for us.

Indebtedness of Management

        To our current knowledge, none of our directors and executive officers and no nominee for election as a director has been indebted to us or our subsidiaries at any time since January 1, 1999.

        We have reason to believe that a son of Douglas McClain, a former director, or a corporation or organization of which Mr. McClain's son is or was an officer, director or beneficial owner, is indebted to us for $600,000 plus accrued interest.

        We also have reason to believe that a brother of James Ladd, our former Chairman, President and Chief Executive Officer, is or was indebted to us in an amount in excess of $60,000, but the Special Committee of the board has not yet determined the extent, if any, of that indebtedness.

Loans

        As of December 31, 1999, we owed Joshua Ladd approximately $600,000. Joshua Ladd is the son of James Ladd, our former Chairman, President and Chief Executive Officer.

Other Transactions

        Mr. Ladd's departure as Chairman, President and Chief Executive Officer, Mr. McClain's departure as a Director, and various transactions by NextPath which occurred while they were affiliated with NextPath in those capacities and which were not reported to, or authorized by, the Board, but which were recently brought to the attention of the Board, have caused the Board to establish a Special Committee which will review all transactions engaged in by NextPath since January 1, 1998. The effects of the transactions to be reviewed and their materiality to our financial condition and our operations cannot be fully assessed until the Special Committee has completed its review.

Limitation of Liability and Indemnification

        The Nevada General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify those persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of our Articles of Incorporation provides for indemnification of our officers and directors. Article 5 of our Bylaws provides for indemnification of our officers, directors, agents and employees. We may also enter into agreements with our directors and offices that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

        In connection with this offering, the Selling Shareholders have agreed to indemnify us, our directors and officers, and each person who controls us, against any and all liability arising from inaccurate information provided to us by the Selling Shareholders and contained in this prospectus up to a maximum of the net proceeds received by the Selling Shareholders from the sale of their common stock under this registration statement.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to our Articles of Incorporation or Bylaws, we have been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Shares

        The following table provides information concerning the ownership of our common stock, as of July 27, 2000, by (i) each director and nominee for director; (ii) each of our named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock:

        Unless otherwise indicated, each person named in the table has sole voting power and investment power, or shares voting investment power with his or her spouse, for all shares listed as owned by such person. The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days of this prospectus. For purposes of calculating each person's or group's percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

Name and Address of
 Beneficial Owner            Shares Beneficially Owned        Percentage Owned
-------------------          -------------------------        ----------------

Directors and Executive
  Officers

David A Nuttle (1)                     462,500                      1%
1615 N. 24th West Avenue
Tulsa, OK 74127

Frederic F. Wolfer, Jr.                100,000                       *
1615 N. 24th West Avenue
Tulsa, OK 74127

Charles A. Gourd                            --                       *
1615 N. 24th West Avenue
Tulsa, OK 74127

Kenneth E. Sweet (2)                    56,907                       *
1250 Barclay Boulevard
Buffalo Grove, IL 60089

Robert Woodward                             --                       *
1615 N. 24th West Avenue
Tulsa, OK 74127

All executive officers and             619,407                      1.5%
  directors as a group (5 persons)

5% Shareholders

James R. Ladd (3)                    1,888,000                      4.4%
7106 Sunrise Road
Chapel Hill, NC 27514

W.O.W. Consulting Group              6,467,877                     15.0%
18352 Dallas Parkway, #136-440
Dallas, TX 75287

-------------------------------
*       Less than one percent.
(1) Mr. Nuttle is Chairman and President of Needful Provision, Inc., a 501(c)(3) charitable corporation in whose name this stock is registered.
(2) Mr. Sweet has the contractual right to acquire an additional 109,453 shares of 500,000 shares currently held by International Profit Associates, with whom he has an agreement.

(3) Mr. Ladd's daughter, McGinnis Ladd, and his son, Joshua Ladd, own 250,000 and 500,000 shares of common stock respectively. We do not know if Mr. Ladd claims any beneficial interest in the shares of his children.

Class A Shares

        We have conditionally issued 30,000,000 shares of our Class A common stock to Rising Star Investments, Inc., of which we own fifty percent, to show capability to perform in a series of investment operations we are exploring. The Class A common stock is restricted as to transferability, has no voting rights, and will be cancelled and returned to our treasury if the investment opportunities do not materialize.

                        DESCRIPTION OF OUR CAPITAL STOCK

        The following description of our capital stock is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws and the applicable provisions of Nevada law.

        Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share, and 1,000,000 shares of preferred stock, $.001 par value per share. Of our authorized common stock, 70,000,000 shares consist of common stock and 30,000,000 shares consist of Class A (non-voting) common stock.

Common Stock

        The holders of our common stock are entitled to one vote for each share they hold of record on all matters submitted to a vote of the shareholders. Our common stock is not entitled to cumulative voting rights with respect to the election of directors, and, as a consequence, minority shareholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available to pay dividends. See "Dividend Policy." In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are, and all shares of our common stock to be outstanding will be, fully paid and nonassessable. Shares of Class A common stock will be converted to shares of restricted common stock with piggyback registration rights upon the occurrence of certain financial events.

Class A Common Stock

        The holders of our Class A common stock have no voting rights. Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of our Class A common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available to pay dividends. See "Dividend Policy." Shares of Class A common stock will be converted to shares of restricted Class A common stock with piggyback registration rights upon the occurrence of certain financial events.

Preferred Stock

        Under our Articles of Incorporation, our board of directors has complete authority to prescribe the classes, series and number of each class or series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of the preferred stock, without any further vote or action by the shareholders. Voting and conversion rights could adversely affect the voting power of the holders of our common stock. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in our control. While our Articles authorize 1,000,000 shares of preferred stock, none has been issued and we have no present plan to issue any shares of preferred stock.

Dividends

        Subject to the right of the holders of any class of preferred stock, holders of shares of common stock, whether common stock or Class A common stock, are entitled to receive dividends that may be declared by our board of directors out of legally available funds. No dividend may be declared or paid in cash or property on any share of any class of common stock unless simultaneously the same dividend is declared or paid on each share of that and every other class of common stock; provided, that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of that class.

Voting Rights

        Each share of common stock is entitled to one vote. Class A common stock has no voting rights.

Liquidation Rights

        Upon our liquidation, dissolution or winding-up, the holders of our common stock, whether common stock or Class A common stock, are entitled to share ratably in all assets available for distribution after payment in full to creditors and holders of our preferred stock, if any.

Conversion and Transferability of Class A Common Stock

        Shares of Class A common stock are convertible at any time, at the option of the holder, into an equal number of fully paid and non-assessable shares of our common stock.

Other Provisions

        The holders of our common stock and Class A common stock are not entitled to preemptive or similar rights.

Current Registration Rights

        We are contractually obligated to register restricted stock under the Securities Act which we issued with demand and piggyback registration rights as a result of the following transactions:

        o Pursuant to Regulation S Subscription Agreements, holders of approximately 1,365,000 shares of our restricted common stock are entitled to have their shares registered.

        o Pursuant to the Stock Purchase Agreement dated December 14, 1999 by and among us, Donald G. and Betty Carson, and August and Yvonne Sanchez related to our acquisition of Sagebrush Technologies, Inc., holders of 600,000 shares of our restricted common stock are entitled to have their shares registered.

        o Pursuant to the Stock Purchase Agreement dated November 2, 1999 by and among or for the benefit of us and Douglas E. Elerath and
             Betzi M. Hitz and Samuel and Beverly Rogers and John Hodges related to our acquisition of Willow Systems Limited, holders of 650,000 shares of our restricted common stock are entitled to have their shares registered.

        o Pursuant to the Stock Purchase Agreement dated October 15, 1999 by and between us and Richard K. Walter related to Laser Wireless, Inc., the holders of 300,000 shares of our restricted common stock are entitled to have their shares registered.

        o Pursuant to the Agreement dated March 15, 2000 between us and Compact Power Ltd., Compact Power Ltd., as the holder of 250,000 shares of our restricted common stock, is entitled to have their shares registered.

        o Pursuant to the Consulting Agreement dated September 15, 1998 between us and International Profit Associates, Inc., International Profit Associates, Inc. as the holder of 550,000 shares of our restricted common stock, is entitled to have its shares registered.

        o Pursuant to an Investor Relations Consulting Agreement dated May 6, 1999 between us and IC Holdings, III, LLC, IC Holdings III, LLC, as the holder of 60,000 shares of our restricted common stock, is entitled to have its shares registered.

        o Pursuant to the Severance Agreement between us and John Martin dated June 13, 2000, Mr. Martin, as the holder of 25,000 shares of our restricted common stock, is entitled to have his shares registered.

        o Pursuant to the Settlement Agreement between us and Bradley Edson dated July 18, 2000, Mr. Edson, as the holder of 375,000 shares of our restricted common stock, is entitled to have his shares registered.

        o Pursuant to a Promissory Note dated February 15, 2000, IPA, as the holder of 250,000 shares of our restricted stock received in lieu of repayment of the Promissory Note, is entitled to have its shares registered.

        o Pursuant to the Stock Purchase Agreement dated January 21, 2000 by and among us, Kenneth Uptain and Moneta Holdings, Moneta Holdings and others, as the holders 600,000 shares of our restricted common stock, are entitled to have their shares registered.

        o On June 9, 2000, we granted McKinney & Stringer the option to purchase 200,000 shares of our common stock with piggyback registration rights at an exercise price of $.01 per share. Those options expire December 31, 2002.

        o On February 2, 2000, we awarded IC Holdings III, LLC 100,000 shares of our restricted stock with piggyback registration rights.

        o The Special Committee of our board has been advised by several shareholders that our former President, James Ladd, either in writing or orally, apparently granted them piggyback registration rights associated with our stock held by them. Although it is the board's position that any such grants made by Mr. Ladd were without notice to the board, without knowledge of the board, without authorization of the board, and outside the scope of his authority, the board believes that in furtherance of shareholder relations, it is in our best interests to register all remaining restricted stock of the Company with the exception of the following:

                   Shareholder                                 Shares
                   -----------                                 ------
               W.O.W. Consulting, Inc.                        6,467,877
               James R. Ladd                                  1,888,000
               Douglas McClain                                1,600,000

Transfer Agent and Registrar

        Standard Registrar & Transfer Company, Inc. is the transfer agent and registrar for our common stock. Its address is 12528 South 1840 East, Draper, Utah 84021. It's telephone number is (801) 571-8844.

Nevada Law and Certain Charter Provisions

        Our Articles of  Incorporation,  Bylaws and the Nevada Revised  Statutes
(NRS) include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include a classified board of directors, authorized blank check preferred stock restrictions on business combinations, in certain circumstances the nullification of voting rights of 20% or more shareholders, and the availability of authorized but unissued common stock.

Classified Board of Directors

        Our Articles of Incorporation and Bylaws do not contain provisions for a staggered board of directors (i.e., with only one-third of the board standing for election each year). Shareholders may only remove directors for cause. A staggered board would make it more difficult for stockholders to change the majority of the directors.

Blank Check Preferred Stock

        Our Articles of Incorporation authorize blank check preferred stock. Our board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue preferred stock in either a private or public transaction. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which our board of directors opposes.

        Our board of directors has no present intention to issue any new class or series of preferred stock; however, our board of directors has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interest of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of such stock, unless otherwise required by law.

Nevada Statutes on Combinations with Interested Stockholders

        As a Nevada domestic corporation we are subject to Sections 411 to 444, inclusive, of Chapter 78 of the Nevada Revised Statutes. In general, NRS 78.438 prevents an "interested stockholder" from engaging in a "business combination" with a Nevada corporation within three years following the date that person became an interested stockholder, unless prior to the date such person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination.

        Pursuant to NRS 78.439 a combination is not permitted with an interested stockholder after the three-year period unless:

        o the combination is approved by the board of directors of the resident domestic corporation before the interested stockholder's date of acquiring shares, or as to which the purchase of shares made by the interested stockholder on that date had been approved by the board of directors of the resident domestic corporation before that date.

        o the combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder proposing the combination, or any affiliate or associate of the interested stockholder proposing the combination, at a meeting called for that purpose no earlier than 3 years after the interested stockholder's date of acquiring shares.

        NRS 78.416 broadly defines a "combination" and may include, but is not limited to:

        o any merger or consolidation involving the corporation and an interested stockholder

        o any sale, transfer, pledge or other disposition involving an interested stockholder of 5% the aggregate market value of either the assets or outstanding stock of the of the corporation;

        o subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder;

        o     the adoption of a plan for liquidation or dissolution

        o     any recapitalization or reclassification of securities; or

        o the receipt by an interested stockholder, affiliate or associate of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

Nevada Statutes on Acquisition of Controlling Interest

        If we have 200 or more shareholders of record, at least a 100 with addresses within the State of Nevada, we will be subject to Nevada's statute on the acquisition of a controlling interest. With some exceptions, this statute prevents holders of more than 20% of the voting power of our stock from voting their shares. This provision may delay or entirely prevent taking control of us.
Section 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes (NRS) govern the acquisition of a controlling interest. In general, the statutes provide the corporation and its shareholders protection from attempted hostile takeovers.

        NRS 78.378 permits the corporation to adopt stricter requirements than those permitted by the Nevada Revised Statutes themselves. We may, either through our board of directors or by requesting approval from our shareholders, adopt stricter requirements than those provided by statute in an effort to discourage a hostile takeover attempt. These requirements could include amending or restating our articles of incorporation and by-laws or taking such other action as our board deems appropriate to protect our shareholders and promote the value of our stock.

        NRS 78.379 denies voting rights for control shares except as authorized by stockholders at the annual or special shareholder's meeting. NRS 78.3792 permits the corporation under certain conditions to redeem the control shares of an acquiring person at a value equal to the average price paid. NRS 78.3793 may permit certain minority shareholders to redeem their shares for "fair value" after an acquisition by an acquiring person. "Fair value" is defined as a value not less than the highest price paid by the "acquiring person." These provisions could require us during an acquisition of a controlling interest to purchase stock, either from acquiring person(s) or certain minority shareholders, when there is not sufficient capital to fund the required purchase.

Stockholder Action

        With respect to any act or action required of or by the holders of our common stock, the affirmative vote of a majority of the total combined voting power of all classes of our outstanding common stock, voting together as a single class, present in person or represented by proxy at a meeting and entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or actions, except as otherwise provided by law or in our Articles of Incorporation. NRS 78.390 permits our Articles of Incorporation to be amended if ratified by a majority of the voting power of our stockholders at any shareholders meeting in which proper notice has been given. Our Articles of Incorporation require approval of the holders of two-thirds of the issued and outstanding stock having voting power for certain extraordinary corporate transactions, such as the sale, conveyance, transfer, exchange or other disposition of substantially all the property and assets of the corporation.

Indemnification

        We will not hold directors and officers personally liable for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken or any failure to take any action, unless:

        o the director or officer has breached his or her duty of loyalty to the corporation or its shareholders;

        o the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation or law; or

        o for any transaction from which the director or officer derived an improper personal benefit.

        To the fullest extent permitted by our Articles of Incorporation, Bylaws and the Nevada Revised Statutes, we will indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she:

        o     is or was our  director,  officer,  employee,  or agent;  or

        o while our director, officer, employee or agent is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

        Any indemnification of our directors, officers or others pursuant to the foregoing provisions for liabilities arising under the Securities Act are, in the opinion of the Commission, against public policy as expressed in the Securities Act and are unenforceable.

                         SHARES ELIGIBLE FOR FUTURE SALE

In General

        As of July 27, 2000, and excluding 30,000,000 shares of our Class A common stock, we had 42,482,775 shares of common stock outstanding, of which 13,561,023 shares were freely tradeable without restriction or registration under the Securities Act and of which 28,921,752 were "restricted securities" within the meaning of Rule 144 under the Securities Act. Restricted shares set forth in Appendix A are being registered by the registration statement of which this prospectus is a part. See "Security Ownership of Certain Beneficial Owners and Management."

        Prior to the date of this prospectus, we had an aggregate of 30,000,000 shares of Class A common stock outstanding, all of which were restricted. Our Class A common stock will remain restricted until they are either registered or an exemption from registration is available.

        In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

        o 1% of the then outstanding shares of common stock (approximately shares immediately after this offering); or

        o the average weekly trading volume in the shares of common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to certain restrictions.

        A person who is not deemed to have been an affiliate at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares without regard to the requirements described above. To the extent that shares were acquired from an affiliate, the transferee's holding period for the purpose of effecting a sale under Rule 144 commence on the date of transfer from the affiliate.

        Following this offering, in some circumstances and subject to conditions, holders of our outstanding shares of common stock may have piggyback registration rights to require us to register their shares of Class B common stock under the Securities Act, and if so, they will have rights to participate in any future registration of securities by us. See "Description of our Capital Stock."

        In any event, although they will otherwise be freely tradeable, any common stock held by officers, directors and other affiliates, will remain subject to the volume limitations and other applicable restrictions of Rule 144. See "Risk Factors - The Future Sale of Shares May Hurt our Market Price."

Registration Rights

        As was the case in the Sagebrush, Willow, Epilogue, Laser Wireless and Essentia acquisitions, we anticipate that in order to fund our future acquisitions we will issue additional restricted common stock in private transactions and that the holders of the restricted common stock will have "demand" or "piggy-back" registration rights. "Demand" registration rights require us to register the restricted common stock at the request or "demand" of the holder. "Piggyback" registration rights require us to register the holder's restricted common stock as part of the next registration statement we file with the SEC. In either case, we'll pay all expenses of the registration statement, we'll provide each holder of the restricted common stock with a copy of the prospectus contained in the registration statement, and we'll notify each holder when the registration becomes effective. Once the registration statement has become effective, the certificates evidencing the holder's restricted common stock will be exchanged for free trading certificates. Any exercise of these registration rights may hinder our efforts to arrange future financings, if needed, may have an adverse effect on the market price of our common stock, or both.


                              SELLING SHAREHOLDERS

        Approximately 21,000,000 shares of our common stock registered for sale under this prospectus will be owned immediately after registration by the Selling Shareholders. These shares exceed forty-seven percent (47%) of our outstanding common stock as of the date of this prospectus excluding our Class A common stock. The remaining 2,000,000 shares of common stock registered for issuance under this prospectus will be (i) issued from time to time upon the exercise of outstanding options, warrants or rights, or (ii) issued in connection with business combination connections.

        Appendix A to this prospectus contains certain information known to us with respect to the beneficial ownership of our common stock as of __________, 2000 by each Selling Shareholder whose stock we are registering under this prospectus. As we are unable to determine the exact number of shares that actually will be sold, if any, Appendix A assumes that all of the Selling Shareholders will sell all of their shares.

        Appendix A does not include the names of holders of our common stock whose shares are already freely tradeable. It also does not include the holder of our Class A common stock because those shares are not being registered.


                              PLAN OF DISTRIBUTION

        The common stock covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may sell the common stock being offered by this prospectus: (i) on the OTC Bulletin Board, or the Nasdaq

SmallCap Market, if and when listed, or otherwise at prices and at terms then prevailing or at prices related to the then current market price; or (ii) in private sales at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of these methods of sale. The Selling Shareholders and any underwriter, dealer or agent who participate in the distribution of those shares may be deemed to be "underwriters" under the Securities Act, and any discount, commission or concession received by them might be deemed to be an underwriting discount or commission under the Securities Act.

        Any broker-dealer participating in the sale of the common stock as agent may receive commissions from the Selling Shareholders (and, if acting as agent for the purchaser of such shares, from the purchaser). Usual and customary brokerage fees will be paid by the Selling Shareholders. Broker-dealers may agree with the Selling Shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for the Selling Shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholders. Broker-dealers who acquire shares as principal may thereafter resell those shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or by a combination of those methods of sale or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with those resales may pay to or receive from the purchasers of those shares commissions computed as described above.

        We have advised the Selling Shareholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of the common stock in the market and to the activities of the Selling Shareholders and their affiliates. The Selling Shareholders have advised us that during the time the Selling Shareholders are engaged in the attempt to sell the common stock registered under this registration statement, they will:

        o not engage in any stabilization activity in connection with any of our securities;

        o not bid for or purchase any of our securities or any rights to acquire our securities, or attempt to induce any person to purchase any of our securities or rights to acquire our securities other than as permitted under the Exchange Act;

        o     not  effect any sale or  distribution  of the common  stock  until
              after   the   prospectus   has  been   appropriately   amended  or
              supplemented, if required, to set forth the terms thereof; and

        o effect all sales of common stock in broker's transactions through broker-dealers acting as agents, in transactions directly with market makes, or in privately negotiated transaction where no broker or other third party (other than the purchaser) is involved.

        The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of the common stock, may be deemed to be underwriting discounts and commissions under the Securities Act if any the broker-dealers purchase shares as principal.

        In order to comply with the securities laws of certain states, if applicable, our common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our common stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        We have agreed to use our best efforts to maintain the effectiveness of the registration statement to which this prospectus is a part with respect to the shares of common stock offered under this prospectus by the Selling Shareholders until the earlier of the sale of the common stock or two years from the date of this prospectus. No sales may be made pursuant to this prospectus after that date unless we amend or supplement this prospectus to indicate that we have agreed to extend that period of effectiveness. There can be no assurance that the Selling Shareholders will sell all or any of the shares of common stock offered by this prospectus.

        We estimate that the total expenses to us of this  registration  will be
approximately  $150,000,   including  SEC  and  NASD  registration  fees,  EDGAR
expenses, legal and accounting fees and possible printing expenses.


                        FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes certain U.S. federal income tax consequences of the ownership of our common stock, including certain anticipated U.S. income and estate tax consequences of the ownership and disposition of our common stock applicable to non-U.S. holders, as defined below. This discussion does not consider the specific facts and circumstances of holders of our common stock under the laws of any state, local or foreign taxing jurisdiction. This discussion is based on the tax laws of the U.S., including the Internal Revenue Code, as amended to the date hereof, existing and proposed regulations thereunder, and administrative and judicial interpretation thereof, as currently in effect. These laws and interpretations are subject to change, possibly on a retroactive basis.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS TO THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS TO WHICH YOU MAY BE SUBJECT.

General

        We believe that for federal income tax purposes neither we nor any U.S. holder will recognize any income, gain or loss as a result of the issuance of our common stock. You are a "U.S. holder" for U.S. federal income tax purposes if you are a beneficial owner of common stock and are:

        o     a citizen or resident of the U.S.;

        o a corporation, partnership or other entity created or organized under the laws of the U.S. or any state;

        o an estate, the income of which is subject to U.S. federal income tax without regard to its source;

        o a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more
              U.S. persons have the authority to control all substantial decisions of the trust; or

        o subject to certain exceptions, an individual who is present in the U.S. on at least 31 days in the current calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current calendar year, one-third of the days present in the immediately preceding calendar year, and one-sixth of the days present in the second preceding year).

Certain United States Tax Consequences to Non-U.S. Holders

        The following discussion summarizes certain U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by "non-U.S. holders." You are a "non-U.S. holder" for U.S. federal income tax purposes if you are:

        o     a non-resident alien individual,

        o     a foreign corporation,

        o     a foreign partnership, or

        o an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from common stock.

Dividends

        If you are a non-U.S. holder of our common stock, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if so specified in an applicable income tax treaty and certain filing requirements are met. If, however, the dividends are effectively connected with your conduct of a trade or business within the U.S., and they are attributable to a permanent establishment that you maintain in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. income tax on a net income basis on such dividends, then these "effectively connected" dividends generally are not subject to withholding tax provided certain filing requirements are met. Instead, the effectively connected dividends are taxed at rates applicable to U.S. citizens, resident aliens and U.S. corporations.

        Effectively connected dividends received by a non-U.S. corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if so specified in an applicable income tax treaty.

        Under currently effective U.S. Treasury regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country, unless the payor has knowledge to the contrary, for purposes of making such dividends subject to the 30% withholding tax discussed above. Under current interpretations of the U.S. Treasury regulations, the presumption that dividends paid to an address in a foreign country are paid to a resident of that country, unless the payor has knowledge to the contrary, also applies for the purposes of determining whether a lower tax treaty rate applies.

        Under U.S. Treasury regulations, which will generally apply to dividends paid after December 31, 2000 (the "final withholding regulations"), if you claim the benefit of a lower treaty rate, you must satisfy certain certification requirements. In addition, in the case of our common stock held by a foreign partnership, the certification requirements generally will apply to the partners of the partnership and the partnership must provide certain information, including a U.S. taxpayer identification number. The final withholding regulations also provide look-through rules for tiered partnerships.

        If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any excess amounts withheld by filing a refund claim with the IRS.

Gain on Disposition of Common Stock

        If you are a non-U.S. holder you generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

        o the gain is effectively connected to your conduct of a trade or business in the U.S. (and the gain is attributable to a permanent establishment that you maintain in the U.S., if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis on gain from the sale or other disposition of our common stock;

        o you are an individual, you hold our common stock as a capital asset and you are present in the U.S. for 183 or more days in the taxable year of the sale and certain other conditions exist; or

        o we are or have been a "United States real property holding corporation" for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of our common stock (and you are not eligible for any treaty exemption).

        Effectively connected gains recognized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if so specified in an applicable income tax treaty.

        We have not been, are not, and do not anticipate becoming a "United States real property holding corporation" for federal income tax purposes.

Federal Estate Taxes

        Our common stock held by a non-U.S. holder at the time of death, or by certain trusts benefiting the non-U.S. holder as to which no U.S. person has certain rights or powers will be included in the holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

        In  general,  U.S.   information  reporting   requirements  and   backup
withholding tax will not apply to dividends paid to you if you are either:

        o     subject to the 30% withholding tax discussed above;

        o not subject to the 30% withholding tax because an applicable tax treaty reduces or eliminates such withholding tax;

        o not subject to the 30% withholding tax discussed above for the reason that the dividends are effectively connected with your conduct of a trade or business within the U.S.; or

        o not subject to the 30% withholding tax pursuant to U.S. Treasury regulations providing relief from undue administrative burden,

although dividend payments to you will be reported for purposes of the withholding tax (see "--Dividends" above). If you do not meet any of the above requirements for exemption and you fail to provide certain information (including your U.S. taxpayer identification number) or otherwise establish your status as an "exempt recipient," you may be subject to backup withholding of U.S. federal income tax at a rate of 31% on dividends paid with respect to our common stock.

        Under current law, the payor may generally treat dividends paid to a payee with a foreign address as exempt from backup withholding and information reporting unless the payor has definite knowledge that the payee is a U.S. person. However, under the final withholding regulations, dividend payments generally will be subject to information reporting and backup withholding unless certain certification requirements are met. (See the discussion under "--Dividends" for the rules applicable to foreign partnerships under the final withholding regulations.)

        U.S. information reporting and backup withholding requirements generally will not apply to a payment of the proceeds of a sale of common stock made outside the U.S. through an office outside the U.S. of a non-U.S. broker. However, U.S. information reporting, but not backup withholding, will apply to a payment made outside the U.S. of the proceeds of a sale of our common stock through an office outside the U.S. of a broker that:

        o     is a U.S. person;

        o derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S.;

        o     is a "controlled foreign corporation" as to the U.S.; or

        o with respect to payments made after December 31, 2000, is a foreign partnership, if at any time during its tax year;

        o one or more of its partners are U.S. persons, as defined in the U.S. Treasury regulation, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

        o such foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. person or otherwise establishes an exemption.

        Payment of the proceeds of a sale of our common stock to or through a U.S. office of a broker is subject to both U.S. backup withholding and information reporting unless the holder certifies its non-U.S. status under penalty of perjury or otherwise establishes an exemption.

        A non-U.S. holder generally may obtain a refund of any excess amounts withhold under the backup withholding rules by filing a refund claim with the IRS.

                                LEGAL PROCEEDINGS

        Other than the following matters, we and our subsidiaries aren't parties to any pending legal proceeding, we don't know of any threatened litigation to which we or our subsidiaries may be made a party which we believe would have a material adverse effect on us, our subsidiaries, or our business, and we don't know of any proceedings that are contemplated against us or our subsidiaries by governmental authorities or other parties:

         o NextPath and its former President, James R. Ladd, are two of the named defendants in the case of Tim McMurray vs. James R. Ladd, Robert Wehle et al., District Court of Dallas County, Texas (No. 00-00170) filed January 10, 2000. The action alleges tortious interference with existing and/or potential business relations, civil conspiracy, and negligence and also seeks injunctive relief. We believe that this action is wholly without merit and intend to vigorously defend it.

        o On January 11, 2000, NextPath Technologies, Inc. received a copy of the SEC's December 20, 1999 Order Directing Private Investigation In the Matter of NextPath Technologies, Inc. (the "Order"). The Order is a confidential document directing a non-public investigation. While the Order is not available to the public, it appears to focus on the increase in the trading price of our common stock during the last six months of 1999. We have advised the SEC that we intend to fully cooperate with its staff as it conducts its investigation. In the meantime, we intend to continue to execute our business plan and to pursue, negotiate, and close acquisitions, joint ventures and other strategic alliances which we believe will allow us and our subsidiaries to become significant participants in a number of rapidly expanding technology market sectors and which we believe will result in increases in our revenues and profitability and the enhancement of shareholder value.

        o NextPath is a named defendant in the case of Blueigloo, Inc. and Smart Mart, Inc. vs. NextPath Technologies, Inc., James Ladd et al., Case No. 99-6940-D in the District Court, 95th Judicial District, Dallas County, Texas. The action alleges tortious interference with business. We believe this action is wholly without merit and we intend to vigorously defend it.

        o NextPath is the plaintiff in the case of NextPath Technologies, Inc. vs. Benjamin A. Dunn, Case No. CIV-00-0905-W in the United States District Court, Western District of Oklahoma. This action is for breach of contract.


                                  LEGAL MATTERS

        Certain legal matters with respect to the validity of our common stock offered under this prospectus are being passed upon for us by McKinney & Stringer, a Professional Corporation, Oklahoma City, Oklahoma.

        On June 9, 2000, McKinney & Stringer was granted options to purchase 200,000 shares of our common stock at an exercise price of $.01 per share. The options were granted in recognition of the efforts of McKinney & Stringer on our behalf in 1999 and not in any way in conjunction with the preparation of the registration statement to which this prospectus is a part.


                                     EXPERTS

        The consolidated balance sheets of NextPath Technologies, Inc. and its subsidiaries as of December 31, 1997, December 31, 1998 and December 31, 1999, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1999 including in this prospectus have been audited by Crouch, Bierwolf & Chisholm, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement under the Securities Act with respect to the sale of our common stock offered by this prospectus.

        The registration statement, including the attached exhibits and schedules, that we filed with the Securities and Exchange Commission contains additional information about us and our common stock. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus.

        In addition, we file reports and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the Commission:

Public Reference Room      New York Regional Office     Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center         Citicorp Center
Room 1024                  Suite 1300                   500 West Madison Street
Washington, DC 20549       New York, NY 10048           Suite 1400
                                                        Chicago, IL 60010

        You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Commission's Public Reference Room in Washington, D.C. can be obtained by calling the Commission at 1-800-SEC-0300.

        The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the Commission. The address of that site is http:\\www.sec.gov.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to give any information or make any representation about us or this offering that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitation of offers to buy, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

                          INDEX TO FINANCIAL STATEMENTS

      FINANCIAL STATEMENTS OF NEXTPATH TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                          Page
                                                                         Number
                                                                         ------

Consolidated Balance Sheets - December 31, 1999 & 1998...................  F-4
Consolidated Statements of Operations - Years Ended December 31, 1998
  & 1998.................................................................  F-5
Consolidated Statements of Stockholders' Equity - Years Ended
  December 31, 1999 & 1998...............................................  F-6
Consolidated Statement of Cash Flows - Years ended December 31, 1999
   & 1998................................................................  F-7
Notes to Consolidated Financial Statements  - December 31, 1999.....F-8 - F-19
Consolidated Balance Sheets - March 31, 2000............................. F-20
Consolidated Statement of Operations - Three Months Ended March 31, 2000
  & 1999................................................................. F-21
Consoidated Statement of Cash Flows - Three Months ended March 31, 2000
  & 1999................................................................. F-22




Schedules
---------

        All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                           NextPath Technologies, Inc.
                           Consolidated Balance Sheets

                                     Assets

                                                December 31,     December 31,
                                                    1999             1998
                                               -------------     ------------

Current assets
  Cash                                          $   658,837       $        -
  Accounts receivable (net of allowance
    Of $41,480)                                     282,051                -
  Inventory                                         138,057                -
  Prepaid expenses                                   42,674                -
  Advances to shareholders                            6,487                -
  Advances & notes receivable (net of
    allowance of $1,235,075)(Note 12)             3,260,161                -
                                                 ----------        ---------
Total Current Assets                              4,388,267                -
                                                 ----------        ---------

Property & Equipment, Net (Note 3)                  535,179            3,359
                                                 ----------        ---------

Other Assets
  Investments (Note 9)                            2,600,000                -
  Goodwill (Note 1)                              17,883,754                -
  Deposits                                            4,250                -
                                                 ----------        ---------
Total Other Assets                               20,488,004                -
                                                 ----------        ---------
  Total Assets                                  $25,411,450       $    3,359
                                                 ==========        =========

                      Liabilities and Stockholders' Equity

Current Liabilities
  Bank overdraft                                          -            5,397
  Accounts payable                                  384,148           40,904
  Accrued expenses                                  192,654                -
  Deferred taxes (Note 1)                            14,882                -
  Notes payable (Note 7)                             19,950                -
  Notes payable - related party (Note 8)          3,435,919           68,650
                                                 ----------        ---------
Total Current Liabilities                         4,047,553          114,951

Stockholders' Equity
   Common Stock, authorized
     100,000,000 shares of $.001 par value,
     issued and outstanding 37,136,430 and
     8,356,843 shares, respectively                  37,136            8,357

   Additional Paid in Capital                    58,623,056          408,193
   Deficit Accumulated During the
   Development Stage                            (37,296,295)        (528,142)
                                                 ----------         --------
Total Stockholders' Equity                       21,363,897         (111,592)
                                                 ----------        ---------
Total Liabilities and Stockholders' Equity      $25,411,450        $   3,359

    The accompanying notes are an integral part of these financial statements

                          NextPath Technologies, Inc.
                      Consolidated Statements of Operations

                                                                 From inception
                                                                   On June 27,
                                         For the Year Ended       1997 through
                                            December 31,          December 31,
                                        1999            1998          1997
                                    ------------    ------------  -------------

Revenues:                           $   356,157      $        -    $         -

Cost of Goods                           235,788               -              -
                                    ------------    ------------   ------------

Gross Profit                            120,369               -              -

Expenses:

  General and administrative          3,830,344         528,142              -
  Consulting                         25,309,111               -              -
  Research & Development              2,334,392               -              -
  Bad Debt                            1,605,110               -              -
                                   -------------    ------------   ------------
    Total Expenses                   33,078,957         528,142              -
                                   -------------    ------------   ------------

Net Loss from Operations            (32,958,588)              -              -

Other Income/(Expense)

  Interest Income                         5,982               -              -
  Dividend Income                        16,813               -              -
  Loss on Investments                (3,832,360)              -              -
                                   -------------    ------------   ------------

Net Loss                           $(36,768,153)    $  (528,142)   $         -
                                   =============    ============   ============

Net Loss Per Share                 $      (2.22)    $     (.069)   $     (.000)
                                   =============    ============   ============

Weighted average shares
  outstanding                        16,563,039       7,633,925          1,500
                                   =============    ============   ============


    The accompanying notes are an integral part of these financial statements

                           NextPath Technologies, Inc.
                 Consolidated Statement of Stockholders' Equity

                                                                                                  Deficit
                                                                                                Accumulated
                                                                                   Additional     During the
                                                               Common Stock         paid-in      Development
                                                            Shares      Amount      capital         Stage
                                                          -----------  --------   -----------   -------------

Common stock, issued to organizers for cash                    1,500    $     2   $        98    $         -
                                                          -----------  --------   -----------   -------------
Net loss for the year ended December 31, 1997
Balance, December 31, 1997                                     1,500          2            98              -

Reverse acquisition for accounting purposes
  of Compact Power International, Inc.                     5,883,543      5,883        (5,883)             -

Stock issued for cash in 504 offering                      2,256,800      2,257       381,943              -

Stock issued for Services                                    215,000        215        32,035              -

Net loss for the year ended December 31, 1998                                                       (528,142)
                                                          -----------  --------   -----------   -------------
Balance, December 31, 1998                                 8,356,843      8,357       408,193       (528,142)

Stock issued for cash at $.20 per share in 504 offering    1,000,000      1,000       199,000              -

Stock issued for consulting services at $.40 per share       150,000        150        59,850              -

Stock issued for consulting at $.91875 per share          22,192,188     22,192    20,375,480              -

Stock issued for services at $1.575 per share                 60,000         60        94,440              -

Stock issued for option exercised at $.75 per share          600,000        600       449,400              -

Stock issued for employees compensation at
  $4.22 per share                                            180,000        180     1,934,436              -

Stock issued for licenses at $4.22 per share                 500,000        500     2,109,500              -

Stock issued for advances at $4.79 per share                 800,000        800     3,822,560              -

Stock issued for Laser Wireless acquisition                  400,000        400          (400)             -

Stock issued for Willow merger                               650,000        650     4,947,020              -

Stock issued for cash in Reg S offering at
  $9-12 per share                                          1,341,399      1,341    13,112,845              -

Stock issued for services at $11.81 per share                  6,000          6        70,869              -

Stock issued for Sagebrush acquisition                       600,000        600     6,540,900              -

Stock issued for Services at $15.22 per share                300,000        300     4,567,200              -

Offering costs                                                     -          -       (68,237)             -

Net loss for the year ended December 31, 1999                      -          -             -    (36,768,153)
                                                          ----------  ---------   -----------   -------------

Balance, December 31, 1999                                37,136,430    $37,136   $58,623,056   $(37,296,295)
                                                          ==========  =========   ===========   =============

   The accompanying notes are an integral part of these financial statements

                           NextPath Technologies, Inc.
                      Consolidated Statements of Cash Flows

                                                                    For the Year
                                                                        ended
                                                                    December 31,
                                             1999         1998          1997
                                       -------------  -----------   ------------
Cash Flows form Operating Activities

     Net loss                          $(36,768,153   $ (528,142)    $      -
     Adjustments to reconcile
       net loss to net cash
       provided by operations:
      Depreciation & Amortization           367,324           57            -
      Bad Debt                            1,680,110            -            -
      Stock issued for services          27,131,564       32,250            -
      Loss on Investments                 3,823,360            -            -
      Stock issued for R & D expenses     2,109,999            -            -
      Increase/(Decrease) in
        assets/liabilities
        (net of acquisitions)
          Accounts receivable                11,483            -            -
          Inventory                         (23,010)           -            -
          Prepaids                          (28,270)           -            -
          Accounts payable                  109,021       40,904            -
          Accrueds                           20,404            -            -
          Deferred taxes                        572            -            -
          Bank overdrafts                         -        5,397            -
                                         ----------     --------        -----

Net Cash (Used) Provided by
 Operating Activities                    (1,565,596)   (449,534)            -
                                         ----------     -------         -----

Cash Flows from Investment Activities:

    Cash paid for advances & notes
      receivable                         (6,498,177)          -             -
    Cash paid for purchase of
      fixed assets                         (2)1,061           -             -
    Cash paid for investments            (7,816,473)          -             -
    Cash acquired from subsidiary           268,540      (3,416)            -
                                         ----------     -------         -----

Net Cash (Used) Provided by
   Investing Activities                 (14,257,171)     (3,416)            -
                                         ----------     -------         -----

Cash Flows from Financing Activities:

    Cash received from debt financing     5,012,854           -             -
    Cash received from stock issuance    13,764,186           -             -
    Cash paid for offering costs            (68,236)          -             -
    Cash paid for long term debt         (2,227,200)          -             -
    Issued common stock for cash                  -     384,200           100
    Increase in notes payable -
      related party                               -      68,650             -
                                         ----------     -------         -----
Net Cash (Used) Provided by
   Financing Activities                  16,481,604     482,850           100
                                         ----------     -------         -----

Net increase (decrease) in cash             658,837        (100)          100

Cash, beginning of year                           -         100             -
                                         ----------     -------         -----

Cash, end of year                       $   658,837    $      -        $  100
                                         ==========     =======         =====

    The accompanying notes are an integral part of these financial statements

                           NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998


NOTE 1 - Summary of Significant Accounting Policies

        a.  Organization

            NextPath Technologies, Inc. (formerly Hyperion Technologies, Inc.)(the Company) was incorporated on March 23, 1984 as Petrogenetics, Inc. a Colorado Corporation organized to engage in mining and oil production. The Company raised $100,000 in a public offering in 1984 and acquired various properties and investments. In 1986, the Company became inactive and all assets became worthless. In 1990, the Company settled all debts of the Company with the issuance of common stock. On May 8, 1997 the Company merged with FSC Holdings, Inc. (FSC) a Nevada corporation, wherein FCS became the surviving corporation. On January 19, 1998 the Company engaged in a share exchange with Compact Power International, Inc ("Compact"), and changed its name to Hyperion
        Technologies, Inc. The share exchange with Compact, a Delaware corporation organized on June 27, 1997, was accounted for as a reverse acquisition. Due to accounting for the acquisition of Compact as a reverse acquisition, the 1997 historical financial information presented herein is that of Compact (the acquirer for accounting purposes) and stockholders equity was retroactively restated for the equivalent number of shares issued after giving effect to the difference in par value. Hyperion issued 5,800,000 common shares for 100 percent of the outstanding stock of Compact. On July 22, 1999, the Company changed it's name to NextPath Technologies, Inc. The Company has never had any operations and is in the development stage according to Financial
        Accounting Standards Board Statement No. 7. The Company is currently engaged in the development and acquisition of new technologies in high growth market sectors.

        On November 11, 1999 Epilogue Corporation ("Epilogue"), an inactive Delaware corporation with no assets or liabilities, merged with NextPath Technologies, Inc., a Nevada corporation. All the outstanding shares of common stock of Epilogue were exchanged for 150,000 shares of common stock of NextPath in a transaction in which NextPath was the surviving company. Prior to the merger, Epilogue had 5,000,000 shares of common stock outstanding. The merger was treated as a domicile merger and therefore, no goodwill was recorded nor was any value associated with the merger, or the stock issuance. The net equity of Epilogue was $0.

        The Company acquired three companies in 1999:   Laser Wireless, Inc.  on
        October 18,  1999,  Willow Systems, Inc.   on   November 2,  1999,   and
        Sagebrush Technology, Inc. on December 14, 1999.

        Laser Wireless, Inc. - Laser Wireless, Inc. ("Laser"), a Pennsylvania company, designs and manufactures a wireless laser communication technology which can transmit video, voice, and data through the atmosphere on a beam of light for distances up to 2.5 kilometers. This capability offers a solution for private communications where a leased line cannot be used such as property separated by physical barriers (rivers, highways, parking lots, etc.) which prevent the use of conventional cables.

        Willow Systems, Inc. - Willow Systems, Inc. ("Willow"), a Delaware corporation, is an advanced technology company providing custom real-time motion control and electronic solutions which expertise includes gimbals (positioning devices), camera and electro-optical system design, embedded software development, and system engineering and development. Willow's technologies have potential application in a wide range of businesses.

        Sagebrush Technology, Inc. - Sagebrush Technology, Inc. ("Sagebrush"), a Delaware corporation, was established on April 4, 1991. Sagebrush is engaged in the business of designing, developing, manufacturing, and marketing positioning devices (gimbals and antenna positioners) based primarily on its patented and proprietary Roto-Lok(R) rotary drive technology.

                           NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998

NOTE 1 - Summary of Significant Accounting Policies (continued)

        b.  Accounting Method

             The Company recognizes income and expense on the accrual basis of accounting.

        c.  Earnings (Loss) Per Share

             The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements. Fully diluted earnings per share has not been presented because it is anti-dilutive. 1,000,000 potentially issuable common shares from options outstanding were excluded from the calculation because their effect were anti-dilutive.

        d.  Cash and Cash Equivalents

             The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. The balance of NextPaths money market account was in excess of $100,000, leaving $155,000 at risk.

        Willow Systems, Inc. The balance of the Company's general checking account was in excess of $100,000 as of December 31, 1999. The Federal Deposit Insurance Corporation insures all bank accounts up to $100,000. Management believes its exposure to loss is minimal considering only the amounts in excess of $100,000 are at risk and the depository bank is a well established national bank and one of the nation's largest financial institutions.

        e.  Provision for Income Taxes

             No provision for income taxes has been recorded due to net operating loss carryforwards totaling approximately $37,296,000 that will be offset against future taxable income. These NOL carryforwards begin to expire in the year 2013. Management believes a portion of these NOL carryforwards will be realized this year, however, no taxable income has yet been generated and not tax asset has been recorded.

             Deferred tax assets and the valuation account is as follows at December 31, 1999 and 1998.

                                           1999          1998           1997
                                       ------------   ----------     ----------
        Deferred tax asset:
          NOL carrryforward            $12,680,000    $ 179,568      $       -

        Valuation allowance            (12,680,000)    (179,568)             -
                                       ------------   ----------     ----------

        Total                          $         -    $       -      $       -
                                       ============   ==========     ==========

        Willow Systems, Inc. Income taxes are provided for tax effect of transactions reported in financial statements and consists of taxes currently due plus deferred taxes. Deferred taxes arise primarily from differences between the use of accelerated methods of depreciation for tax purposes and straight-line methods for financial purposes. As of December 31, 1999, the Company had a net operating carryforward of approximately $580,000 the effect of which more than offsets the timing differences between the reporting of book and tax depreciation, therefore, no deferred income tax liability was reflected on the Company books as of December 31, 1999.

                           NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998

NOTE 1 - Summary of Significant Accounting Policies (continued)

        Sagebrush Technology, Inc. For federal and state income tax purposes, Sagebrush taxed as an S corporation during the period January 1, 1999 through December 13, 1999, thereafter its activity will be reported as part of NextPath's consolidated returns. Income tax expense includes deferred taxes rising from temporary timing differences between income for financial reporting purposes and income tax reporting purposes. This difference consists primarily of the difference between book and tax depreciation as of December 14, 1999, the date the Company's subchapter S election was terminated.

        F.  Research and Development Costs

        Research and development costs are expensed as incurred. During the fiscal year ended December 31, 1999, the Company incurred $2,334,392 in research and development costs.

        G.  Patent

        Sagebrush Technology, Inc. On April 21, 1992, the president of Sagebrush was issued a United States Patent Number 5,105,672 for a Rotary Drive Apparatus Having One Member With Smooth Outer Peripheral Surface. The technology contained in this patent is utilized by Sagebrush in the manufacture of the Company's gimbal product. Sagebrush incurred royalty expense to the president of approximately $85,659 during the fiscal year ended December 31, 1999, for the use of this technology.

        H. Use of estimates in the Preparation of Financial Statements

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. In these financial statements, assets involve extensive reliance on management's estimates. Actual results could differ from those estimates.

        I.  Impairment of Long Lived Assets

        Fixed assets are evaluated annually by management and if impaired are written down to the fair market value.

        J.  Goodwill

        The Company recorded goodwill of $18,243,554 in connection with the acquisitions of it's subsidiaries. Goodwill is being amortized over a five year life, and amortization expense for 1999 was $359,800.

NOTE 2 - Going Concern

             The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has had significant losses for the year and is dependent upon financing or raising capital to continue operations. The Company may be unable to raise funds from the public sector, or from private investors. The Company has large advances and investments in start up companies, the realization of these assets are uncertain. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is management's plan to market the technology of its subsidiaries, and generate necessary revenues from that source.

                           NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998

        Sagebrush Technology, Inc. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained a substantial operating loss during the current year. In addition, the company has used substantial amounts of working capital in its operations. Further, at December 31,1999, current liabilities exceed current assets by $872,303 and total liabilities exceed total assets by $582,367.

        In view of the matters, realization of major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company and the success of its future operations. Management believes that actions presently being taken to revise the Company's operating requirements provide the opportunity for the Company to continue as a going concern.

NOTE 3 - Property and Equipment

            Property and Equipment consists of the following at December 31, 1999 and 1998:

                                                          December 31,
                                                 1999        1998        1997
                                              ----------   --------     -------

        Equipment                             $ 509,676     $    -       $   -
        Furniture & Fixtures                    100,515          -           -
        Computer Equipment                      111,159      3,416           -
        Leasehold Improvement                     4,018          -           -
        Accumulated Depreciation               (190,189)       (57)          -
                                              ----------   --------     -------
        Total Property & Equipment            $ 535,179    $ 3,359      $    -
                                              ==========   ========     =======

        Depreciation expense for the years ended December 31, 1999, 1998 and 1997 was $2,150, $57 and $0, respectively.

NOTE 4 - Related Party Transactions

         NextPath. All expenses incurred in organizing Compact and other incidental expenses were paid for by Compacts founders. These founders have waived any claim for reimbursements for these expenses, thus no expenses have been recorded on the books of the Company prior to December 31, 1997.

             A family member of James Ladd, the former president of the Company loaned the Company $732,700 and $57,800 during the year ended December 31, 1999 and 1998, respectively. The Company made payments toward the loan of $6,000 and $42,100, respectively. The note is non-interest bearing, unsecured, and upon demand. The balance of the note at December 31,1999 and 1998 is $725,700 and $15,700, respectively.

             A shareholder loaned the Company $8,000 during the year ended December 31, 1998. The note is non-interest bearing, unsecured, and due within one year. The balance of the note at December 31, 1999 and 1998 is $0 and $8,000, respectively.

             The president of the Company owns stock in a corporation that loaned the Company $25,000 during the year ended December 31, 1998. The note is non-interest bearing, unsecured, and due within one year. The balance of the note at December 31, 1999 and 1998 is $0 and $25,000, respectively.

                           NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998



NOTE 4 - Related Party Transactions (continued)

             A shareholder loaned the Company $19,950 during the year ended December 31, 1998. The note is non-interest bearing, unsecured, and due within one year. The balance of the note at December 31, 1999 and 1998 is $19,950.

             The Company purchased a license from Needful Provision for the issuance of license agreement. Needful Provision is a 501(c)3 charity, whose director is David Nuttle, an officer of the Company. The Company advanced $95,000 in cash and issued 500,000 shares of stock valued at $2,110,000. The license is month to month, therefore no rights exist if the monthly contributions for research and development ceases. Management therefore determined there to be no future value in the license and expensed the entire amount to Research and Development. Needful Provision is in the development of Bio-diesel fuels with Oklahoma State University.

        Laser Wireless, Inc. On October 18, 1999, Laser entered into an employment agreement with a shareholder for a period of five years and ensures the employee, among other items, of an annual salary, vacation and an automobile allowance.

        As of December 31, 1999, Laser had advances due to affiliated companies and individuals as follows:
              Advances from Nextpath shareholder              $   417,500
              Advances from Nextpath affiliate                    $25,000

        Willow Systems, Inc. On November 2, 1999, Willow issued approximately 47 shares of its no par value common stock to two employees of Willow as an agreed condition of employment between Willow and the employees. No cash consideration was given by the employees of the stock.

        As of December 31,1999, Willow had advances due to affiliated companies and individuals as follows:
              Advances from Nextpath shareholder              $   114,550

        During the year ended December 31, 1999, Willow had sales to Sagebrush Technologies, Inc. totaling $305,911 of which $145,637 remained unpaid as of December 31, 1999.

        On November 2, 1999, Willow entered into an employment agreements with the three shareholders for a period of five years and ensures the employees, among other items, of an annual salary, vacation and an automobile allowance.

        On November 2, 1999, Willow purchased two-thirds ownership in Reflex LLC (Reflex), a New Mexico limited liability company engaged in the business of stabilized camera systems from two of Willow's shareholders for $1,000. Reflex thereby became a wholly owned subsidiary of Willow since the Company already owned one-third of Reflex before the purchase. Reflex is a holding company that currently owns 15% of Cineflex, a California corporation. The ownership of Cineflex by Reflex will increase to 20% upon successful completion of contracted work. At the time of purchase, Reflex had no operating agreement or operating history.

        On November 2, 1999, Willow purchased NextWave Photonics LLC, a Florida limited liability company, engaged in the business of designing and marketing fiber optic switching and other fiber optic technology from two of Willow's shareholders for $1,000. At the time of purchase, Nextwave had no operating history.

                           NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998


        Sagebrush Technology, Inc. On December 14, 1999 Sagebrush entered into a consulting agreement with one of the Company's stockholders for a period of three years and ensures the stockholder, among other things, compensation, additional shares of NextPath stock and reimbursement for out-of-pocket expenses.


NOTE 4 - Related Party Transactions (continued)

        On December 14,1999, Sagebrush entered into an employment agreement with one of the Company's stockholders for a period of five years and ensures, the employee, among other items, of an annual salary, vacation and an automobile allowance.

        As of December 31,1999, Willow had advances due to affiliated companies and individuals as follows:
              Advances from Nextpath shareholder              $   312,500

        For the year ended December 31, 1999, the Company incurred obligations for royalty payments to its former owner in the amount of $85,659 of which $60,000 remained unpaid as of December 31,1999.

        For the year ended December 31, 1999, the Company received billings for services rendered from Willow Systems, Inc., an affiliated company, totaling of $305,911 of which $145,637 was still outstanding as of December 31, 1999.


NOTE 5 - Equity

           During 1998, the Company issued 5,800,000 shares of common stock for 100 percent of the outstanding stock of Compact Power International, Inc. However, these financial statements show an adjustment to bring the shares from Compact's history to NextPath's issued and outstanding shares.


           During 1998, the Company issued 2,256,800 shares of common stock for cash of $384,200.

           During 1998, the Company issued 215,000 shares of common stock for services valued at $32,250.

           During 1999, the Company issued approximately 22,708,000 shares of common stock to various individuals or companies for consulting services valued at between $.40 and $15.22 per share. Several of these consulting agreements were authorized by the Board of Directors during 1998, but no shares were issued until 1999. Of the shares issued for services, approximately 6,000,000 shares were issued without the approval of the Board of Directors, but were issued due to the request of two previous directors of the Company. Both directors resigned from the company in March 2000. Although these shares were to be issued in 1998 as restricted shares, the prior directors had the shares issued to many individuals whom they sold stock to for cash. They then loaned the funds to the Company for continued expansion. Outstanding payables to one of these individuals at December 31, 1999 totals 1,618,979. The other owes the Company 695,237. Advances also came through a family member of the president and the balance is 725,700 at December 31, 1999. A contingency may exist for this transaction. (See Note 6).

        During March 1999, the Company sold 1,000,000 shares of stock in a 504 exempt offering for $200,000 cash.

                           NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998


        In November and December, the Company sold 1,341,399 shares of stock through a regulation S offering. The Company raised approximately $13,100,000 from this offering.

        The Company also issued 600,000 shares or cash of $450,000 from the exercise of outstanding options issued in 1998.


NOTE 5 - Equity (continued)

        The Company issued 180,000 shares to three employees of the Company for bonuses valued at $1,934,616.

        The Company issued 500,000 shares for a license with Needful Provision, a related party, valued at $2,110,000.

        The Company issued 800,000 shares in contemplation of a merger with Primedium, LLC. The cash due on the acquisition was never issued and the advance of stock was expensed. The shares were valued at $3,832,360. Management has not determined whether to continue negotiations with Primedium at this time.

        In October 1999, the Company issued 400,000 shares and cash for the acquisition of Laser Wireless, Inc. The 400,000 shares were to the employees of Laser and vest in five years. The Company issued the stock, but is holding the shares until they vest, therefore no value was placed on these shares, and will be valued if issued in the future.

        In November 1999, the Company issued 650,000 shares to the shareholders of Willow Systems, Inc. for the merger of this subsidiary. The shares were valued at $4,947,670.

        In December 1999, the Company issued 600,000 shares for the acquisition of Sagebrush Technology, Inc. The shares were valued at $6,541,500.

                           NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998




NOTE 6 - Commitments and Contingencies

        NextPath and its subsidiaries lease office space and various equipment under noncancelable operating leases expiring in various years as follows:

        NextPath:  Leases expire in various years through 2003.

        Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 1999 for each of the next five years and in the aggregate are

               2000                               $      119,930
               2001                                      112,380
               2002                                       98,580
               2003                                        1,965
               2004                                            -
                                                  ----------------

        Total minimum future rental payments      $      332,855

        Total rental expense was $120,406 for the year ended December 31, 1999.

NOTE 6 - Commitment and Contingencies (continued)

        Certain operating leases provide for renewal, and/or purchase options. Generally, purchase options are at prices representing the expected fair market value of the property at the expiration of the lease term, if not before.

        Laser Wireless: Leases expire in various years through 2004.

        Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 1999 for each of the next five years and in the aggregate are

               2000                               $      63,886
               2001                                      63,886
               2002                                      61,914
               2003                                       7,322
               2004                                       2,103
                                                  --------------

        Total minimum future rental payments      $     199,111

        Certain operating leases provide for renewal, and/or purchase options. Generally, purchase options are at prices representing the expected fair market value of the property at the expiration of the lease term, if not before.

                           NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998


        Willow Systems:  Leases expire in various years through 2001.

        Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 1999 for each of the next five years and in the aggregate are

               2000                               $      48,000
               2001                                      40,000
                                                  --------------

        Total minimum future rental payments      $      88,000

        In addition to the noncancelable operating leases, the Company also is verbally committed to lease additional office space in Albuquerque, New Mexico and Largo, Florida on a month-to-month basis.

        Certain operating leases provide for renewal, and/or purchase options. Generally, purchase options are at prices representing the expected fair market value of the property at the expiration of the lease term, if not before.

        Sagebrush Technology:  Leases expire in various years through 2001.

        Minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year as of December 31, 1999 for each of the next five years and in the aggregate are

              2000                                $      57,450
              2001                                       27,500
                                                  --------------

        Total minimum future rental payments      $      84,950

        Certain operating leases provide for renewal, and/or purchase options. Generally, purchase options are at prices representing the expected fair market value of the property at the expiration of the lease term, if not before.

        Laser Wireless, Inc. In April of 1999, NextPath was placed on notice that two of the Company's key employees may have used assets, databases and possible technology during their employment with an unrelated company for purposes of setting up Laser Wireless, Inc. Furthermore, it was contended that the actions of these two employees may have contributed to the closing of this unrelated company. As of the date of this report, no actions have been filed on these claims. Management believes these claims are without merit. As of December 31, 1999, no accrual has been made on the Company's books for any potential liability related to this notice.

        The Company and its former President, James R. Ladd, are two of the named defendants in an action that alleges tortious interference with existing and/or potential business relations, civil conspiracy, and negligence and also seeks injunctive relief. The Company and its attorney feel this action is wholly without merit. Counsel feels the likelihood of an unfavorable outcome in such action is little to none.

        The U. S. Securities and Exchange Commission (the "Commission") issued a confidential formal order of investigation in December, 1999 concerning the Company's public statements regarding its corporate acquisitions and other business transactions, and regarding the possibility of a manipulation of the price or volume of its common stock in the over-the-counter market, and may include additional matters such as the failure to register its securities under the Securities Act of 1933 and other issues. The Commission has issued subpoenas for documents to the Company, its subsidiaries, its affiliates, and other companies and individuals associated with the Company. The Commission has also issued subpoenas for testimony to certain directors, officers, and other persons associated with the Company. In addition, the Commission has conducted informal telephone interviews with companies and persons who have conducted business with the Company, including, but not limited to, certain customers, suppliers, contractors, consultants and investors, and others. The investigation by the Commission appears to be continuing. The Commission has not initiated or filed any civil or administrative proceedings against the Company or any person associated with the Company. The Commission has the statutory authority under the Securities Act of 1933 and Securities Exchange Act of 1934 to seek an injunction and ancillary statutory and equitable remedies, including, but not limited to, disgorgement and civil penalties regarding amounts realized by the Company in violation of the federal securities laws. Because no civil or administrative action has been commenced by the Commission and no specific allegations have been asserted by the Commission, it is not possible to reasonably estimate any potential liability in connection with this contingency.


NOTE 7 - Notes Payable - Related Party

            Notes payable - related party are detailed as follows:

                                                               December 31,
                                                             1999         1998
                                                          ----------    --------
            Note payable to a family member of the
            president of the Company, non-interest
            bearing, due within one year and
            unsecured                                     $1,570,250    $15,700

            Note payable to a shareholder of the
            Company, non-interest bearing, due
            within one year and unsecured                          -      8,000

                           NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998


            Note payable to a related party corporation,
            non-interest bearing, due within one year
            and unsecured                                          -     25,000

            Note payable to a shareholder of the
            Company, non-interest bearing, due
            upon demand                                    1,618,979          -

            Notes payable to affiliates of the Company
              From subsidiaries                              246,690          -

            Note payable to a shareholder of the
            Company, non-interest bearing, due
            within one year and unsecured                     19,950     19,950
                                                          -----------   --------

            Total Notes Payable- Related Party            $3,455,869    $68,650
                                                          ===========   ========

NOTE 8 - Stock Option

        At January  1999,  the  Company  had  outstanding  options   to purchase
        1,000,000 shares of it's common stock at a price of $2.0 per share. The option was exercised in February 2000.

NOTE 9 - Investments

        Securities investments note classified as either held-to-maturity or trading securities are classified as available-for-sale securities. Available-for-sale securities are recorded at the fair value of the investments and are classified as other assets on the balance sheet, with the change in fair value during the period excluded from earnings and recorded net of tax as a component of other comprehensive income.

        Investments in securities are summarized as follows at December 31, 1999:

                                             Gross         Gross
                                           Unrealized    Unrealized     Fair
                                             Gain          Loss         Value
                                           ----------    ----------  -----------
          Available-for-sale securities
            Common Stock                    $      -      $      -   $  100,000
            Preferred Stock                        -             -    2,500,000
                                           ----------    ----------  -----------

                                            $      -      $      -   $2,600,000
                                           ==========    ==========  ===========

NOTE 10 - Fair Values of Financial Instruments

               The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosure about Fair Value of Financial Instruments". The carrying amounts and fair value of the Company's financial instruments at December 31,1999 and 1998 are as follows:

                          NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998

                                      December 31, 1999       December 31, 1998
                                   ------------------------   ------------------
                                    Carrying        Fair      Carrying    Fair
                                     Amounts       Values     Amounts    Values
                                   ----------   -----------   --------   -------
     Cash and cash equivalents     $  658,837    $  658,837   $     -    $     -

     Notes and advances receivable  3,260,161     3,359,197         -          -

     Long-term debt including
       current maturities           2,475,629     2,196,995    68,650     68,650

     Investments                    2,600,000     2,600,000         -          -


NOTE 10 - Fair Values of Financial Instruments (continued)

           The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

           Cash and Cash Equivalents

           The carrying amounts reported on the balance sheet for cash and cash equivalents approximate their fair value.

           Long-term Debt

           The fair values of long-term debt are estimated using discounted cash flow analyses based on the Company's incremental borrowing rate as the discount rate.

           Notes and Advances Receivables and Investments

           The fair values of notes receivable is estimated using cash flow analyses based on the risk free interest rate.

NOTE 11 - Subsequent Events

        The Company has made additional acquisitions in 2000.

        Essentia Water, Inc. - Essentia Water, Inc. ("Essentia") is a Woodinville, Washington based bottled water marketing company. It was acquired on January 21, 2000. Essentia develops, manufactures, packages, and markets bottled alkaline and electrolyte enhanced premium water products with health and hydration benefits. Essentia's process provides water with 99.9% purity.

        NextPath AES, Inc. - NextPath AES, Inc. ("NAES") was formed in November, 1999. It is a wholly owned subsidiary of NextPath. AES is the acronym used to denote the agribusiness initiatives.

        NextPath Environmental Services, Inc. - NextPath Environmental Services, Inc. ("NES") was formed in November 1999 to develop, sell, own, and operate systems that convert waste to energy, clean-up water and soil contaminated by fuel, oil, and chemical spills, provide potable water at locations that have no water treatment systems, and provide on-site effluent control, filtration and treatment systems, and, more recently, to acquire, develop, and market devices to drastically reduce exhaust emissions from internal combustion engines while increasing fuel efficiency. The two entities that are included under the NES umbrella are:

                          NextPath Technologies, Inc.
                        Notes to the Financial Statements
                           December 31, 1999 and 1998


        NextPath Thermogenics, LLC - NextPath Thermogenics, LLC ("Thermogenics, LLC") is a limited liability company owned 51% by Thermogenics, Inc. and 49% by NES. Thermogenics, LLC designs, fabricates and sells proprietary gasification systems that use virtually any hydrocarbon-based waste product as fuel to create a low-temperature, high-quality gas.

        NextPath Separation Solutions, LLC - NextPath Separation Solutions, LLC ("Separation Solutions, LLC") is a limited liability company owned 51% by Lewis Corporation ("Tetra, Separation Systems, LLC") and 49% by NES. Tetra, Separation Systems, LLC/Lewis designs, fabricates, and sells proprietary oil-water separation and soil remediation systems that feature patented and proprietary components. Separation Solutions, LLC was formed to build, own, and operate these systems for contract clean-up and remediation.


NOTE 11 - Subsequent Events (continued)

        U S CertifiedLetters LLC - U S CertifiedLetters, LLC ("USCL") was formed for the purpose of licensing, developing and commercializing proprietary technology for transmitting instruments by certified mail via the Internet or other medium (the "C-mail Technology") in the continental United States, Alaska, and Hawaii. C-Mail Technology will enable postal customers to send certified mail over the Internet. NextPath signed a definitive agreement to acquire 20% of USCL on April 3, 2000. The parties expect to complete the acquisition by June 4, 2000.

        Global Certified Mail, Inc.- Global Certified Mail, Inc. ("GCM") was formed by NextPath in October, 1999. On April 3, 2000 NextPath signed an agreement to exchange a 20% interest in GCM for a license to use C-mail Technology to enable global postal customers to send certified mail over the Internet outside the continental United States, Alaska, and Hawaii. The Company will maintain an 80% ownership interest in GCM. The parties expect the transaction to close by June 4, 2000.

        Loan to ITV Corporation - NextPath loaned ITV Corporation $675,000 on January 5, 2000 at 8% per annum interest. The term of the note is due to expire on July 31, 2000.

        Additional Issuance of Regulation S Shares of NextPath common stock - 142,100 shares of NextPath common stock were issued after December 31, 1999 for cash of $1,754,000 on a Regulation S offering.

        Exercise of Stock Options - 1,000,000 shares of NextPath common stock were issued for $2,000,000 cash through the exercise of granted stock options.

NOTE 12 - Notes and Advances Receivable

        The Company advanced $4,495,236 to several start-up companies in contemplation of joint ventures or merger agreements. The Company was to provide additional funding to the organizations after the merger agreements were completed, however, many of the agreements did not close. The Company has therefore established an allowance for doubtful collection of these advances of $1,235,075. All advances are due within one year. Because of the status and nature of the advances, no interest is being accrued.

                           NextPath Technologies, Inc.
                           Consolidated Balance Sheets

                                     Assets

                                                   (Unaudited)
                                                     March 31,    December 31,
Current assets                                         2000          1999
                                                   ------------  -------------
   Cash                                            $   555,356   $    658,837
   Accounts receivable (net of allowance
      Of $41,480)                                      389,498        282,051
   Inventory                                           513,158        138,057
   Prepaid expenses                                     29,455         42,674
   Advances to shareholders                             43,192          6,487
   Advances & notes receivable (net of
      allowance of $1,360,075 and $1,235,075)         5,891,512     3,260,161
                                                    ------------   -----------
Total Current Assets                                  7,422,171     4,388,267
                                                    ------------   -----------

Property & Equipment, Net                             1,356,012       535,179
                                                    ------------   -----------

Other Assets
   Investments                                        2,600,000     2,600,000
   Goodwill                                          24,264,239    17,883,754
   Deposits                                               5,530         4,250
                                                     -----------   -----------
Total Other Assets                                   26,869,769    20,488,004
                                                     -----------   -----------
      Total Assets                                  $35,647,952   $25,411,450
                                                     ===========   ===========

                      Liabilities and Stockholders' Equity

Current Liabilities
   Accounts payable                                     753,179       384,148
   Accrued expenses                                     961,666       192,654
   Deferred taxes                                        14,882        14,882
   Notes payable - related party                      5,652,179     3,455,869
                                                     -----------   -----------
Total Current Liabilities                             7,381,906     4,047,553
                                                     -----------   -----------

Stockholders' Equity
   Common Stock, authorized
     100,000,000 shares of $.001 par value,
     issued and outstanding 39,935,775 and
     37,136,430 shares, respectively                     39,936        37,136

   Additional Paid in Capital                        73,829,101    58,623,056
   Deficit Accumulated During the
     Development Stage                              (45,602,991)  (37,296,295)
                                                     -----------   -----------
Total Stockholders' Equity                           28,266,046    21,363,897
                                                     -----------   -----------
Total Liabilities and Stockholders' Equity          $35,647,952   $25,411,450
                                                     ===========   ===========

                           NextPath Technologies, Inc.
                      Consolidated Statements of Operations

                                                           (Unaudited)
                                                    For the three For the three
                                                     months ended months ended
                                                      March 31        March 31
                                                        2000            1999
                                                     -----------    -----------

SALES                                                $   931,900    $        -

COST OF GOODS SOLD                                       889,940             -
                                                     -----------     ----------

GROSS PROFIT                                              41,960             -
                                                     -----------     ----------

OPERATING EXPENSES
   General And Administrative Expenses                 3,193,945         70,943
   Consulting Expense                                  3,675,000         35,278
   Sales                                                 171,018              -
   Research and Development                                    -              -

TOTAL OPERATING EXPENSES                               7,039,963        106,221
                                                      ----------     ----------

OPERATING INCOME (LOSS)                               (6,998,003)             -
                                                      ----------     ----------

OTHER INCOME AND (EXPENSES)
   Interest Expense                                      (10,693)             -
   Dividend income                                        30,000              -
   Other Income/(loss)                                     6,869              -
   Depreciation and Amortization                      (1,338,306)             -
   Interest Income                                         3,437              -
                                                      ----------     ----------
     Total Other Income and (Expenses)                (1,308,693)             -
                                                      ----------     ----------

NET INCOME (LOSS)                                    $(8,306,696)      (106,221)
                                                      ==========     ==========

NET INCOME (LOSS) PER SHARE                          $     (.215)   $     (.012)
                                                      ==========     ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES              38,548,381      8,523,510
                                                      ==========     ==========

                           NextPath Technologies, Inc.
                      Consolidated Statements of Cash Flows

                                                            (Unaudited)
                                                    For the three  For the three
                                                    months ended   months ended
                                                      March 31,      March 31,
                                                        2000           1999
                                                    -------------  -------------
Cash Flows From Operating Activities

Net income (loss)                                    $(8,306,696)    $(106,221)
Adjustments to Reconcile Net Income (Loss) to
  Net Cash Used in Operating Activities:
   Depreciation & Amortization                         1,338,306             -
   Bad Debt                                              125,000             -
   Stock issued for services                           3,675,000             -
 Change in Assets and Liabilities (Net of
      effects of acquisition of Essentia)
  (Increase) Decrease in:
   Accounts Receivable                                   (11,782)            -
   Inventory                                            (296,354)            -
   Prepaid Expenses                                       34,410             -
   Increase/(decrease) in:
   Accounts Payable and Accrued Expenses               1,011,186       (27,180)
   Deferred Expenses                                           -             -
                                                      ----------      --------

     Net Cash Provided (Used) by Operating Activities (2,430,930)     (133,401)
                                                      ----------      --------

Cash Flows from Investing Activities
  Cash paid for Notes Receivable                      (2,937,350)     (106,518)
  Purchase of Property and Equipment                    (583,127)            -
  Cash paid for deposits                                  (1,280)            -
  Cash acquired in acquisition                            55,142             -
                                                      ----------      --------
     Net Cash Provided (Used) by Investing Activities (3,466,615)     (106,518)
                                                      ----------      --------

Cash Flows from Financing Activities

  Proceeds from debt financing                         2,522,515        82,000
  Principal payments on debt financing                  (608,000)            -
  Stock issued for cash                                3,879,549       157,919
                                                      ----------      --------

     Net Cash Provided (Used) by Financing Activities  5,794,064       239,919
                                                      ----------      --------

Net Increase (Decrease) in Cash and Cash Equivalents    (103,481)            -
                                                      ----------      --------

Cash and Cash Equivalents
  Beginning                                              658,837             -
                                                      ----------      --------

  Ending                                             $   555,356     $       -
                                                      ==========      ========

Supplemental Disclosures of Cash Flow Information:
  Cash payments for interest                         $    10,693     $       6
                                                      ==========      ========
  Cash payments for income taxes                     $         -     $       -
                                                      ==========      ========

Supplemental Schedule of Noncash Investing and
  Financing Activities

 Common shares issued for services                   $ 3,675,000     $      -
                                                      ==========      ========

                                   APPENDIX A

                            SELLING SECURITY HOLDERS


                             Position, Office
                                    or                    Shares
Name                   Other Material Relationship(1)    Owned(2)  Percentage(3)
----                   ------------------------------    --------  -------------












-----------------------

(1) Within the past three years with us or any of our predecessors or affiliates.

(2) Owned prior to the date of this prospectus and amount assumed to be offered for the security holder's account.

(3)     If one percent (1%) or more.

                              _____________ Shares



                           NextPath Technologies, Inc.





                                  Common Stock





                                   Prospectus







        You shouldn't assume that the information contained in this prospectus is accurate after the date of this prospectus. You should rely only on the information contained in this prospectus. We haven't authorized anyone to give you any other information. This prospectus is not an offer to sell or a solicitation of an offer by buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        We will bear no expenses in connection with any sale or other distribution by the Selling Shareholders of the common stock being registered other than the expenses of preparation and distribution of this registration statement and the prospectus included in this registration statement. Those expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee, the NASD corporate finance filing fee, and the NASD listing fee.

        SEC registration fee...........................     $   10,800
        NASD corporate finance filing fee .............     $    4,594
        Transfer agent and engraving fees .............     $   10,000
        Legal fees ....................................     $   75,000
        Accounting fees ...............................     $    1,000
        Printing and EDGAR filing costs ...............     $    2,500
        Miscellaneous .................................     $    5,000
                                                             ---------
                                                            $  108,994


Item 14        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Nevada General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify those persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of our Articles of Incorporation provides for indemnification of the registrant's officers and directors. Article 5 of our Bylaws provides for indemnification of the registrant's officers, directors, agents and employees. We may also enter into agreements with our directors and offices that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

Item 15        RECENT SALES OF UNREGISTERED SECURITIES.

        As of July 27, 2000, we are aware of the following transactions involving securities which were issued in exchange for property, services, or other securities. The transactions set forth below are not intended to be all inclusive and there may be other transactions, the exact facts and details of which we are investigating. However, should other transactions be discovered, they will be disclosed, if required, in an amended 10-K or other appropriate report.

        (a) Compact Power Merger. In connection with our acquisition of all of the issued and outstanding common stock of Compact Power International, Inc. on January 27, 1998, we issued approximately 5,480,000 shares of restricted common stock to the following shareholders of Compact Power ("CP") in a stock-for-stock transaction for shares of CP:

                         Name                          Shares        CP Shares
                         ----                          ------        ---------
                     James R. Ladd                   4,223,000          1,175
                     Mary W. Harrison                  580,000            150
                     Joseph P. Kane                    387,000            100
                     Willow Holdings, Inc.             290,000             75
                                                    ----------       --------
                             Total                   5,480,000          1,500


               This   transaction  was  exempt  from   registration   under  the
               Securities Act pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

        (b)    First  1998  504  Offering.  On  February  1,  1998,  we  offered
               1,500,000 shares of common stock for $.25 per share to certain qualified investors in a private placement. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 3(b) and Rule 504 of Regulation D.

        (c) Second 1998 504 Offering. On March 10, 1998, we offered 1,100,000 shares of common stock for $.25 per share to certain qualified investors in a private placement. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 3(b) and Rule 504 of Regulation D.

        (d) 1999 504 Offering. On January 1, 1999, we offered 1,500,000 shares of common stock for $.40 per share to certain qualified investors in a private placement. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 3(b) and Rule 504 of Regulation D.

        (e) Regulation S Transaction. During 1999, we sold and issued approximately 1,365,000 shares of restricted common stock for approximately $15,430,000 to European investors. This transaction was exempt from the registration requirements of the Securities Act as an offshore transaction pursuant to Regulation S.

        (f) NPI License. On September 23, 1999, we issued 500,000 shares of restricted stock to Needful Provision, Inc. as required by our License Agreement with NPI dated June 1, 1998.

        (g) Sagebrush Acquisition. In connection with our acquisition of all 140,000 shares of outstanding common stock of Sagebrush Technology, Inc. ("Sagebrush") on December 14, 1999, we paid cash and issued 600,000 shares of common stock to the four shareholders of Sagebrush in exchange for their restricted common stock in Sagebrush. This transaction was exempt from the registration requirements of the Securities Act pursuant to
               Section 4(2) on the basis that the transaction did not involve a public offering.

        (h) Willow Acquisition. In connection with our acquisition of all 200 shares of the outstanding common stock of Willow Systems Limited ("Willow") on November 2, 1999, we paid cash and issued 604,000 shares of restricted common stock to the four shareholders of Willow in exchange for their common stock in Willow. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

        (i) NextWave Photonics Acquisition. In connection with our acquisition of all 200 shares of the outstanding member interests of NextWave Photonics, LLC ("NextWave") on November 2, 1999, we issued 50,000 shares of restricted common stock to John Hodges, an equity owner of NextWave, in exchange for his membership interest in NextWave. This transaction was exempt from the registration requirements of the Securities Act pursuant to
               Section 4(2) on the basis that the transaction did not involve a public offering.

        (j) LaserWireless Acquisition. In connection with our acquisition of all 100 shares of the outstanding common stock of LaserWireless, Inc. ("LaserWireless") on October 18, 1999, we paid cash and issued 100,000 shares of restricted common stock to the sole shareholder of Laser Wireless in exchange for his common stock in LaserWireless. In addition, we placed 300,000 shares of restricted common stock in a Restricted Stock Plan for the benefit of the employees of LaserWireless. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

        (k) IC Holdings Agreement. On May 6, 1999, we issued 60,000 shares of restricted common stock to IC Holdings III, LLC as partial compensation for investor relations services to be provided by IC Holdings to us. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

        (l) IPA Consulting Agreement. We issued 550,000 shares of restricted common stock in late 1999 to International Profit Associates, Inc. as partial compensation for consulting services to be provided by IPA to us pursuant to a Consulting Agreement dated September 15, 1998. This transaction was exempt from the registration requirements of the Securities Act pursuant to
               Section 4(2) on the basis that the transaction did not involve a public offering.

        (m) Epilogue Merger. In January, 2000, we issued 150,000 shares of restricted common stock as consideration for all of the issued and outstanding shares of the Epilogue Corporation.

        (n) Essentia Water, Inc. In connection with our acquisition of all 3,657,966 shares of outstanding common stock of Essentia Water, Inc. ("Essentia") on January 21, 2000, we issued $7,654,294 worth of our restricted common stock (585,760 shares) to the shareholder of Essentia in exchange for its common stock. The transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

        (o) PriMedium, Inc. On or about July 12, 1999, NextPath, at the direction of James Ladd, issued 800,000 shares of restricted stock to the owners of PriMedium, Inc., notwithstanding that the issuance had not been brought to the attention of the Board, let alone authorized by the Board. We are reevaluating whether or not to enter into a definitive agreement and there can be no assurances that one will ultimately be consummated.

        (p) Consulting Agreements. We now believe that NextPath, at the direction of Mr. Ladd, was issued restricted common stock to a number of individuals and entities pursuant to consulting agreements, including but not limited to, the following:

                    Name                                         Shares
                    ----                                         ------

                    Douglas McClain                             5,000,000

                    W.O.W. Consulting Group                    11,000,000

                    BLISS Unlimited, Inc. (Interplex
                      Capital & Equity Corp.)                   2,500,000

                    Affiliated Communications Co.               1,700,000


        (q) Compact Power Limited. In April 2000, we issued 250,000 shares of restricted common stock with registration rights to Compact Power Limited as consideration for the Mutual Release of a Franchise Agreement we entered into with Compact Power Limited on June 1, 1998. The transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

        (r)....USCL  Transaction.  In connection  with our  acquisition of a 20%
interest in US CertifiedLetters, L.L.C., we paid cash and issued 1,000,000 shares of common stock on July 27, 2000. This transaction was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

Item 16      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        The following documents are the Exhibits to this prospectus. For convenient reference, each Exhibit is listed according to the Exhibit Table of Regulation S-K.


Exhibit No.                                   Exhibit
-----------                                   -------

    *2.1 Agreement and Plan of Merger between Epilogue Corporation and NextPath Technologies, Inc. dated November 11, 1999

    *2.2 Agreement and Plan of Reorganizaton between FSC Holdings, Inc. and Compact Power International, Inc. dated January 19, 1998

    *2.3 Agreement and Plan of Merger between FSC Holdings, Inc. and Petrogenetics, Inc. dated May 8, 1997

Exhibit No.                                    Exhibit
-----------                                    -------

  **3.1 Articles of Merger of NextPath Technologies, Inc. and Epilogue Corporation as filed on November 16, 1999

  **3.2     Certificate  of  Merger  of  Epilogue  Corporation   into   NextPath
            Technologies, Inc. as filed on November 12, 1999

  **3.3 Articles of Merger for FSC Holdings, Inc. dated January 19, 1998 (filed January 27, 1998)

  **3.4 Certificate of Correction to the Articles of Merger for FSC Holdings, Inc. dated December 31, 1997

  **3.5 Articles of Merger for FSC Holdings, Inc. dated May 8, 1997 (filed May 12, 1997 in NV)

  **3.6 Articles of Merger for FSC Holdings, Inc. dated May 8, 1997 (filed May 12, 1997 in CO)

  **3.7 Certificate of Amendment to Articles of Incorporation of Hyperion Technologies, Inc. dated July 20, 1999

  **3.8 Certificate of Amendment to the Articles of Incorporation of Peak Development, Inc. as filed May 7, 1997

  **3.9     Articles of incorporation of Peak Development, Inc.

  **3.10    Articles  of  Incorporation of  Petrogenetics, Inc.  dated March 23,
            1984

   *3.11    Bylaws of FSC Holdings, Inc.

  **3.12    Seconded  Amended  Bylaws  of   NextPath Technologies,  Inc.   dated
            November 1, 1999

  **3.13 Amended Bylaws of NextPath Technologies, Inc. dated July 21, 1999 Form of Certificate representing common stock

****4.16    Form of Certificate representing common stock

 ***5.1     Opinion of McKinney & Stringer, a Professional Corporation

 **10.1 Employment Agreement between NextPath and Frederic F. Wolfer, Jr. dated November 1, 1999

  *16.1 Letter of Crouch, Bierwolf& Chisholm dated February 8,2000 regarding change in certifying accountant

  *16.2 Letter of Weinberg & Company dated February 10, 2000 regarding change in

Exhibit No.                                   Exhibit
-----------                                   -------

              certifying accountant

   *16.3 Letter of Gray & Northcutt, Inc. dated April 3, 2000 regarding change in certifying accountant

    21.1      List of Registrant's Subsidiaries
                                                      State of
              Name                                  Incorporation    Ownership
              ----                                  -------------    ---------

              Essentia Water, Inc.                       DE            100%
              Global Certified Mail, Inc.                DE             80%
              Laser Wireless, Inc.                       DE            100%
              Laser Wireless, Inc.                       PA            100%
              NextPath AES, Inc.                         DE            100%
              NextPath Environmental Services, Inc.      DE            100%
              NextPath Technologies, Inc.                CA            100%
              NextPath Technologies, Inc.                DE            100%
              Sagebrush Technology, Inc.                 DE            100%
              Willow Systems, Inc.                       DE            100%
            ---------------------------------

* Filed as an exhibit to registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed on April 13, 2000 as the exhibit number indicated and incorporated by reference herein.
** Filed as an exhibit to registrant's Amended Annual Report on Form 10-K/A for the year ended December 31, 1999 filed on May 17, 2000 as the exhibit number indicated and incorporated by reference herein.
***     Filed herewith
****    To be filed by amendment

Item 17.       UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)    To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of this offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 31st day of July, 2000.

                                    NextPath Technologies, Inc.

                                    By:/s/ David Nuttle
                                       -----------------------------------------
                                       David Nuttle, Chairman, Interim President
                                       and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of July, 2000.


          Name                         Title
          ----                         -----

        /s/David Nuttle             Chairman of the Board, President, Chief
        --------------------------
        David Nuttle                Executive Officer



        /s/Robert Woodward          Director, Chief Financial Officer, Treasurer
        --------------------------



        /s/Robert Woodward          Director
        --------------------------



        /s/Charles Gourd            Director, Secretary
        --------------------------



        /s/Kenneth Sweet            Director
        --------------------------
        Kenneth Sweet



        /s/Frederic F. Wolfer, Jr.  Vice President, Assistant Secretary
        --------------------------
        Frederic F. Wolfer, Jr.

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Nuttle his or her true and lawful attorney-in-fact with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file them, with all exhibits and all related documents, with the Securities and Exchange Commission, hereby ratifying and confirming all that David Nuttle, or his substitute, may lawfully do or cause to be done or by virtue of this Power of Attorney.

        Dated this 31st day of July, 2000.

               Signature
               ---------

               /s/David Nuttle
               --------------------------------------
               David A. Nuttle



               /s/Robert Woodward
               --------------------------------------
               Robert Woodward



               /s/Charles Gourd
               -------------------------------------
               Charles Gourd



               /s/Kenneth Sweet
               -------------------------------------
               Kenneth Sweet



               /s/Frederic F. Wolfer, Jr.
               -------------------------------------
               Frederic F. Wolfer, Jr.